Filed Pursuant to Rule 424(b)(5)
Registration No. 333-166169
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 19, 2010)

2,325,582 Units

NEOSTEM, INC.

Units Consisting of One Share of Common Stock and
a Warrant to Purchase 0.25 of a Share of Common Stock

We are offering 2,325,582 units, with each unit consisting of one share of our common stock and a warrant to purchase 0.25 of a share of our common stock (and the shares of common stock issuable from time to time upon exercise of the offered warrants), to certain investors pursuant to this prospectus supplement and the accompanying prospectus.  Each unit will be sold at a negotiated price of $2.15.  Each warrant has an exercise price of $2.75 per share, and is exercisable for a period of two years commencing on the closing date.  The shares of common stock and the warrants will be issued separately but will be purchased together in this offering.

Our common stock is traded on the NYSE Amex under the symbol “NBS.”  The warrants will not be listed on any national securities exchange.   The last reported sale price of the common stock on June 24, 2010 was $2.54 per share.  As of May 14, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $88,110,629.  We have sold or offered securities (including the 2,325,582 shares of common stock and the warrants to purchase an aggregate of 581,394 shares of common stock offered pursuant to this prospectus supplement and accompanying prospectus), having an aggregate market value of approximately $8,934,379, pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus to read about factors that you should consider before buying shares of our common stock.

We have retained Rodman & Renshaw, LLC as our placement agent to use its reasonable best efforts to solicit offers to purchase units in this offering.  The placement agent has no obligation to buy any of the units or the shares of common stock or the warrants comprising the units from us or to arrange for the purchase or sale of any specific dollar amount of units.  See “Plan of Distribution” on page S-40 of this prospectus supplement for more information regarding our arrangement.  We have agreed to pay the placement agent fees set forth in the table below.

	Per Unit	Total
Public Offering Price	$2.15	$5,000,000
Placement Agent’s Fees (1)	$0.13	$300,000
Proceeds, before Expenses to Us (2)	$2.02	$4,700,000

(1)  We have agreed to pay the placement agent an aggregate fee of 6% of the gross proceeds received by us from the sale of the units and to reimburse the placement agent for certain of its expenses as described under “Plan of Distribution” on page S-40 of this prospectus supplement.  In addition, we have agreed to issue the placement agent warrants to purchase up to 93,023 shares of our common stock at an exercise price of $2.6875 per share as described under “Plan of Distribution” in this prospectus supplement.  The placement agent warrants are not covered by this prospectus supplement.

(2)  The proceeds shown exclude proceeds that we may receive upon exercise of the warrants offered pursuant to this prospectus supplement and the accompanying prospectus.

We estimate the total expenses of this offering, excluding the placement agent’s fees, will be approximately $150,000.  Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the placement agent’s fees and net proceeds to us, if any, in this offering may be substantially less than the amounts set forth above.

Delivery of the units is expected to be made on or about June 30, 2010, against payment for such units to be received by us on the same date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Rodman & Renshaw, LLC

The date of this prospectus supplement is June 28, 2010

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  Under no circumstances should the delivery to you of this prospectus supplement and the accompanying prospectus or any sale made pursuant to this prospectus supplement and the accompanying prospectus create any implication that the information contained in this prospectus supplement and the accompanying prospectus is correct as of any time after the date of this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock and warrants only in jurisdictions where offers and sales are permitted.  The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock and warrants in certain jurisdictions may be restricted by law.  Persons outside the United States who come into possession of this prospectus supplement and/or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.  The prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts.  The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition.  The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the common stock and warrants we are offering under this prospectus supplement.  In addition, we incorporate important information into this prospectus supplement and the accompanying prospectus by reference.  You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find Additional Information” in this prospectus supplement.  Generally, when we refer to “this prospectus,” we are referring to this prospectus supplement and the accompanying prospectus as well as to the information incorporated by reference herein and therein.  Before investing in our securities, you should carefully read this prospectus supplement, the accompanying prospectus and the additional information described under “Where You Can Find Additional Information.”  If the description of the offering contained in this prospectus supplement varies from that contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

          This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that you should consider before deciding whether or not to invest in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus, and all other information included or incorporated therein by reference in this prospectus supplement and the accompanying prospectus in its entirety before you decide whether to invest in our securities.  When used in this prospectus supplement and the accompanying prospectus, except where the context otherwise requires, the terms “NeoStem,” “we,” “us” and “our” refer to NeoStem, Inc.

NeoStem, Inc.

In 2009, through our expansion efforts within the People’s Republic of China (“China” or the “PRC”), and with the acquisition of a controlling interest in Suzhou Erye Pharmaceuticals Company Ltd. (“Erye”), we transitioned into a multi-dimensional international biopharmaceutical company with product and service revenues, global research and development capabilities and operations in three distinct business units: (i) U.S. adult stem cells, (ii) China adult stem cells and (iii) China pharmaceuticals, primarily antibiotics. These business units are expected to provide platforms for the accelerated development and commercialization of innovative technologies and products in both the U.S. and China.

In the U.S. we are a leading provider of adult stem cell collection, processing and storage services enabling healthy individuals to donate and store their stem cells for personal therapeutic use.  Similar to the banking of cord blood, pre-donating cells at a younger age helps to ensure a supply of one’s own stem cells should they be needed for future medical treatment.  Our current network of U.S. adult stem cell collection centers is focused primarily on the Southern California and Northeast markets and during 2010 we have begun to enter into new agreements for collection centers with the goal of expanding our coverage to ten centers by the end of 2010.  In addition to our services, we are conducting research and development activities on our own at our new laboratory facility in Cambridge, Massachusetts and through collaborations in pursuit of diagnostic and therapeutic applications using autologous adult stem cells, including applications using our VSELTM technology, with regard to very small embryonic-like stem cells, which we license from the University of Louisville.

In 2009, we began several China-based, adult stem cell initiatives including: (i) creating a separate China-based stem cell operation, (ii) constructing a stem cell research and development laboratory and processing facility in Beijing, (iii) establishing relationships with hospitals to provide stem cell-based therapies, and (iv) obtaining product licenses covering several adult stem cell therapeutics focused on regenerative medicine.  In 2010, we expect to begin offering stem cell banking services and certain stem cell therapies to patients in China, as well as to foreigners traveling to China seeking medical treatments that are either unavailable or cost prohibitive in their home countries.

The cornerstone of our China pharmaceuticals business is the 51% ownership interest we acquired in Erye in October 2009.  Erye was founded more than 50 years ago and represents an established, vertically-integrated pharmaceutical business.  Historically, Erye has concentrated its efforts on the manufacturing and distribution of generic antibiotic products and has received more than 160 production certificates from the State Food and Drug Administration of China, or SFDA, covering both antibiotic prescription drugs and active pharmaceutical intermediates (APIs).  Erye’s revenue for 2009 was approximately $61 million.

Our website address is www.neostem.com.  The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.  We have included our website address as an inactive technical reference only.

NeoStem, Inc. was incorporated under the laws of the State of Delaware in September 1980 under the name Fidelity Medical Services, Inc., and commenced operations in our current line of business in January 2006.  On October 30, 2009, we completed a merger with China Biopharmaceuticals Holdings, Inc., the former owner of the 51% interest in Erye.  Our principal executive offices are located at 420 Lexington Avenue, Suite 450, New York, New York 10170, and our telephone number is (212) 584-4180.

THE OFFERING

Common stock offered by us:	2,325,582 shares

Common stock to be outstanding after this offering (1):	56,624,402 shares

Warrants offered by us
Warrants to purchase up to 581,394 shares of our common stock.  Each warrant has an exercise price of $2.75 per share, is exercisable for a period of two years commencing on the closing date.  This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.  There is currently no market for the warrants and none is expected to develop after this offering.

Use of proceeds:	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-31.

NYSE Amex symbol:	NBS

Risk factors:
See “Risk Factors” and other information included or incorporated into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

(1)	The total number of shares of our common stock outstanding after this offering is based on 54,298,821 shares outstanding as of June 24, 2010. This number excludes:

•	11,457,214 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.95 per share, under our stock plans;

•	3,710,099 shares of common stock issuable upon exercise of our outstanding warrants to purchase at a weighted average exercise price of $2.98 per share;

•	635,000 shares of our common stock issuable upon exercise of our outstanding Class A warrants at an exercise price of $6.00 per share;

•	12,932,512 shares of our common stock issuable upon exercise of our outstanding Class D warrants at an exercise price of $2.50 per share;

•	10,000 shares of our common stock issuable upon conversion of our Series B Convertible Redeemable Preferred Stock;

•	10,394,142 additional shares of common stock reserved for future issuance under our stock option plans; and

•
581,394 shares of common stock issuable upon exercise of warrants to be issued in connection with this offering and an additional 93,023 shares of common stock issuable upon the exercise of warrants to be issued to the placement agent in connection with this offering.

RISK FACTORS

          Investing in our securities involves a high degree of risk. You should consider the following risk factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to purchase any securities offered herein. If any of these risks occur, our business, financial condition or results of operations could suffer, the market price of our common stock could decline and you could lose all or part of your investment.  Share information set forth in these risk factors is as of the dates set forth herein and unless otherwise indicated, does not give effect to the issuance of the securities in connection with this offering.

Risks Related to Our Business and Financial Condition

We are a company with a limited operating history and have incurred substantial losses and negative cash flow from operations in the past, and we expect to continue to incur losses and negative cash flow for the near term.

We are a company with a limited operating history, limited capital, and limited sources of revenue. Since our inception in 1980, we have incurred net losses of approximately $76.4 million through March 31, 2010.  We incurred net losses of approximately $4.6 million for the three month period ended March 31, 2010, approximately $26.1 million for the year ended December 31, 2009 and approximately $9.2 million for the year ended December 31, 2008, and we expect to incur additional operating losses and negative cash flow in the future. The revenues from our adult stem cell collection, processing and storage business are not sufficient to cover costs attributable to that business. We expect to incur losses and negative cash flow for the foreseeable future as a result of our activities under license and sponsored research agreements relating to our VSELTM technology and other research and development efforts to advance stem cell and other therapeutics, both in the U.S. and China.  We also expect to continue to incur significant expenses related to sales, marketing, general and administrative and product research and development in connection with the development of our business.

Although Erye, a Chinese pharmaceutical company in which we recently acquired a 51% interest, had revenue of $15.8 million for the three months ended March 31, 2010 and $11.4 million in revenue for the year ended December 31, 2009 (this reflects Erye’s operations for the two months ended December 31, 2009 since the merger was effective October 30, 2009), it has only a limited history of earnings.  Moreover, Erye is expected to incur significant expenses in the near term due to: (1) costs related to stabilizing and streamlining its operations; (2) costs related to the relocation of its production operations to a new facility currently under construction; (3) research and development costs related to new drug projects; and (4) costs related to expanding its existing sales network for new drug distribution. Pursuant to the current joint venture agreement that governs the ownership and management of Erye, or the Joint Venture Agreement for the next three years (i) 49% of undistributed profits, after tax, will be distributed to Suzhou Erye Economy and Trading Co. Ltd., or EET, which owns the remaining 49% of Erye, and loaned back to Erye for use in connection with its construction of the new Erye facility; (ii) 45% of the net profit after tax will be provided to Erye as part of the new facility construction fund, which will be characterized as paid-in capital for our 51% interest in Erye; and (iii) only 6% of the net profit will be distributed to us directly for our operating expenses.  As a result, we will not be able to supplement our cash flow fully from the operations and income expected to be generated by Erye.

We will need substantial additional capital to continue operations and additional capital may not be available on acceptable terms, or at all.

We will require substantial additional capital to fund our business plan, including additional research and development activities related to our adult stem cell technologies and drug development efforts, and to support marketing efforts in the U.S. and China. Our actual cash requirements may differ materially from those currently estimated.

At March 31, 2010, we had a cash balance of $11.4 million.  The trading volume of our common stock, coupled with our history of operating losses and liquidity problems, may make it difficult for us to raise capital on acceptable terms or at all. The demand for the equity and debt of small cap biopharmaceutical companies like ours is dependent upon many factors, including the general state of the financial markets. As demonstrated over the last year, during times of extreme market volatility, capital may not be available on favorable terms, if at all. Our inability to obtain such additional capital on acceptable terms could materially and adversely affect our business operations and ability to continue as a going concern.

If we are unable to manage the growth of our business, our prospects may be limited and the results of our operations and ability to continue as a going concern may be materially and adversely affected.

We intend to expand our sales and marketing programs, manufacturing capacity, and portfolios of pharmaceutical products and innovative stem cell-based therapies to meet future demand in the U.S. and China. Any significant expansion may strain our managerial, financial and other resources. If we are unable to manage our growth, our business, operating results and financial condition could be materially adversely affected. We will need to continually improve our operations, financial and other internal systems to manage our growth effectively, and any failure to do so may result in slower growth, diminished operating results and a failure to achieve profitability, which would materially and adversely affect our ability to continue as a going concern.

All acquisitions intended to grow our business may expose us to additional risks.

We will continue to review acquisition prospects that could complement our current business, increase the size and geographic scope of our operations or otherwise offer revenue generating or other growth opportunities. Any increase in debt in connection with an acquisition could result in increased interest expense. Additionally, acquisitions may dilute the interests of our stockholders, place additional constraints on our available cash and entail other risks, including: difficulties in assimilating acquired operations, technologies or products; the loss of key employees from acquired businesses; diversion of management’s attention from our core business; risks of successor liability for unknown claims; and risks of entering markets, including international markets, in which we have limited or no prior experience.

Risks Related to the Stem Cell Business

The University of Louisville has the ability to exercise significant influence over the future development of our VSELTM technology.

The terms of our exclusive license of the VSELTM technology from the University of Louisville provide for a collaborative approach on development decisions. For example, should we seek to collaborate with a third party on the VSELTM technology programs, prior approval of the University of Louisville would be required for any sublicensing agreement. There can be no assurance they would grant approval for decisions requiring their consent. In addition, we entered into a sponsored research agreement with the University of Louisville, pursuant to which they perform certain research activities for us. Accordingly, although we have recently begun our own independent research and development activities with respect to the VSELTM technology and have entered into an additional sponsored research agreement with the University of Michigan, we are highly dependent on the University’s cooperation and performance in developing the VSELTM technology. Further, the VSELTM technology license agreement requires the payment of certain license fees, royalties and milestone payments, payments for patent filings and applications and the use of due diligence in developing and commercializing the VSELTM technology. The sponsored research agreement requires other periodic payments. Our failure to meet our financial or other obligations under the license or sponsored research agreement in a timely manner could result in the loss of some or all of our rights to proprietary technology, such as the loss of exclusive rights or even termination of the agreements, and/or we could lose our right to have the University of Louisville conduct research and development efforts on our behalf.

We have a very limited history of conducting our own research and development activities.

To support our own research and development capabilities for our VSELTM technology and other stem cell technologies, in September 2009 we signed a lease for approximately 8,000 square feet of office and laboratory space in Cambridge, Massachusetts that serves as our research and development headquarters. To pursue our business strategy, we must increase our internal research capabilities, which we are endeavoring to accomplish at this facility, and by establishing relationships with third parties. There can be no assurance that we will be successful in these efforts. Our additional research and development capacity also will require adequate sources of funding. There can be no assurance that any of these development efforts will produce a successful product or technology. Our failure to develop new products would have a material adverse effect on our business, operating results and financial condition.

Even if we are successful in developing a therapeutic application using our VSELTM technology or other potential stem cell technologies, we still may be unsuccessful in creating a commercially viable and profitable business.

The commercial viability of our VSELTM technology and other stem cell technologies may depend upon our ability to successfully expand the number of stem cells collected through adult stem cell collection processes in order to achieve a therapeutically-viable dose. Today, the number of very small embryonic-like stem cells that can be isolated from the peripheral blood of an adult donor is relatively small and this volume of cells may not be sufficient for therapeutic applications. A critical component of our adult stem cell collection, processing and storage services relating to the VSELTM technology and other potential stem cell technologies could therefore be the utilization of stem cell expansion processes. There are many biotechnology laboratories attempting to develop stem cell expansion technology, but to date stem cell expansion techniques remain very inefficient. There can be no assurance that such technology will be effective or available at all. The failure of cost effective and reliable expansion technologies to become available could severely limit the commercial opportunities of our VSELTM technology programs and other potential stem cell technologies and limit our business prospects, which could have a material adverse effect on our business, operating results and financial condition.

Moreover, stem cell collection techniques are rapidly developing and could undergo significant change in the future. Such rapid technological development could result in our technologies becoming obsolete. Successful biotechnology development in general is highly uncertain and is dependent on numerous factors, many of which are beyond our control. While our VSELTM technology and other stem cell technologies appear promising, such technologies may fail to be successfully commercialized for numerous reasons, including, but not limited to, competing technologies for the same indication. There can be no assurance that we will be able to develop a commercially successful therapeutic application for this technology or other potential stem cell technologies.

Our research and development activities using adult stem cells in therapeutic indications present additional risks.

Our research and development activities relating to our VSELTM technology and other populations of adult stem cells are subject to many of the same risks as our adult stem cell collection, processing and storage business, and additional risks related to requirements for preclinical and clinical testing by regulatory authorities including the United States Food and Drug Administration, or FDA, to demonstrate the safety and efficacy of the underlying therapy. The development of new drugs and therapies is often a long, expensive and difficult process and most attempts fail. Our VSELTM technology is in the very early stages of development and will require many steps, tests and processes before we will be able to commence clinical testing in humans. There can be no assurance that a biologics license application, or BLA, with the FDA will not be required for our VSELTM technology or our other stem cell technologies. The approval process for a BLA can take years, require human clinical trials and cost several million dollars. There also can be no assurance that we independently, or through collaborations, will successfully develop, commercialize or market our VSELTM technology or other stem cells for any therapeutic indication. Should we fail to develop our VSELTM technology or other adult stem cell technologies pursued by us, our business prospects, operating results and financial condition will be materially and adversely affected.

Technological and medical developments or improvements in conventional therapies could render the use of stem cells and our services and planned products obsolete.

Advances in other treatment methods or in disease prevention techniques could significantly reduce or entirely eliminate the need for our stem cell services, planned products and therapeutic efforts. Additionally, technological or medical developments may materially alter the commercial viability of our technology or services, and require us to incur significant costs to replace or modify equipment in which we have a substantial investment. In either event, we may experience a material adverse effect on our business, operating result and financial condition.

If safety problems are encountered by us or others developing new stem cell-based therapies, our stem cell initiatives could be materially and adversely affected.

The use of stem cells for therapeutic indications is still in the very early stages of development. If an adverse event occurs during clinical trials related to one of our product candidates or those of others, the FDA and other regulatory authorities may halt our clinical trials or require additional studies. The occurrence of any of these events would delay, and increase the cost of, our product development and may render the commercialization of our product candidates impractical or impossible.

Future therapies using adult stem cells may not develop, and demand for adult stem cell collection, processing and storage may never develop.

The value of our stem cell collection, processing and storage business and our development programs could be significantly impaired, and our ability to become profitable and continue our business could be materially and adversely affected, if adult stem cell therapies under development by us or by others to treat disease are not proven effective, demonstrate unacceptable risks or side effects or, where required, fail to receive regulatory approval. The therapeutic application of stem cells to treat serious diseases is currently being explored using adult stem cells like those that are the focus of our business, as well as embryonic stem cells. Cells collected and used for the same individual are referred to as autologous cells and those collected from an individual who is not the user of the cells are referred to as allogeneic cells. To our knowledge, the only allowed therapeutic use of stem cells in the U.S., other than in connection with clinical trials, involves hematopoietic stem cell transplants to treat certain types of blood-based cancers (hematopoietic stem cells are the stem cells from which all blood cells are made). No other stem cell therapeutic products have received regulatory approval for sale in the U.S. While stem cell-based therapy has been reported to be susceptible to various risks, including some undesirable side effects and immune system responses, these problems have been primarily associated with allogeneic use. Inadequate therapeutic efficacy also is a risk that may prevent or limit approval or commercial use of adult stem cells, whether for autologous use or allogeneic use. In addition, the time and cost necessary to complete the clinical development and to obtain regulatory approval of new therapies using stems cells are expected to be significant.

Side effects or limitations of our stem cell collection process or a failure in the performance of the cryopreservation storage facility or systems of our service providers could harm our reputation and business.

Customers may experience adverse outcomes from our adult stem cell collection and storage process. These include: (i) the possibility of an infection acquired from the aphereis process, which is the process of extracting stem cells from a patient’s whole blood and it is an integral part of our collection process; (ii) collection of insufficient quantities of stem cells for therapeutic applications; (iii) failure of the equipment supporting our cryopreservation storage service to function properly and thus maintain a supply of usable adult stem cells; and (iv) specimen damage, including contamination or loss in transit to us. Should any of these events occur, our reputation could be harmed, our operations could be adversely affected and litigation could be filed against us. Our systems and operations are vulnerable to damage or interruption from fire, flood, equipment failure, break-ins, tornadoes and similar events for which we do not have redundant systems or a formal disaster recovery plan. Any claim of adverse side effects or limitations or material disruption in our ability to maintain continued uninterrupted storage systems could have a material adverse effect on our business, operating results and financial condition.

State and other requirements may impact our ability to conduct a profitable collection, processing and storage business for adult stem cells.

Some states impose additional regulation and oversight of clinical laboratories operating within their borders and impose regulatory compliance obligations on out-of-state laboratories providing services to their residents. Many of the states in which we, our strategic partners or members of our collection network engage in collection, processing or storage activities have licensing requirements that must be complied with. Additionally, there may be state regulations impacting the use of blood products that would impact our business. Certain licensing requirements require employment of medical directors and others with certain training and technical backgrounds and there can be no assurance that such individuals can be retained or will remain retained or that the cost of retaining such individuals will not materially and adversely affect our ability to market or perform our services or our ability to do so profitably. There can be no assurance that we, our strategic partners or members of our collection center network will be able to obtain or maintain any necessary licenses required to conduct business in any states or that the cost of compliance will not materially and adversely affect our ability to market or perform our services or our ability to do so profitably.

Our adult stem cell collection, processing and storage business was not contemplated by many existing laws and regulations, and our ongoing compliance, therefore, is subject to interpretation and risk.

Our adult stem cell collection, processing and storage service is not a medical treatment, although it involves medical procedures. Our stem cell-related business is relatively new and is not addressed by many of the regulations applicable to our field. As a result, there is often considerable uncertainty as to the applicability of regulatory requirements. Although we have devoted significant resources to ensuring compliance with those laws that we believe to be applicable, it is possible that regulators may disagree with our interpretations, prompting additional compliance requirements or even enforcement actions.

We believe that the adult stem cells collected, processed and stored through our collection services are properly classified under the FDA’s human cells, tissues and cellular- and tissue-based products, or HCT/P, regulatory paradigm and should not be classified as a medical device, biologic or drug. There can be no assurance that the FDA will not reclassify the adult stem cells collected, processed and stored through our collection services. Any such reclassification could have adverse consequences for us and make it more difficult or expensive for us to conduct our business by requiring regulatory clearance, approval and/or compliance with additional regulatory requirements.

The costs of compliance with such additional requirements or such enforcement may have a material adverse effect on our operations or may require restructuring of our operations or impair our ability to operate profitably.

We may need to obtain regulatory approval before we can market and sell stem cell biomarker screening panels in the U.S.

In the U.S., our planned stem cell biomarker screening panels may be subject to regulation as a medical device by the FDA under the Federal Food, Drug and Cosmetic Act. These domestic regulations govern many of the commercial activities we plan to perform, including the purposes for which our proposed immunodiagnostic assays can be used, the development, testing, labeling, storage and use of our proposed assays with other products, and the manufacturing, advertising, promotion, sales and distribution of our proposed assays for the approved purposes. Compliance with these regulations could prove expensive and time-consuming and render such panels commercially impractical.

Ethical and other concerns surrounding the use of stem cell therapy may negatively impact the public perception of our stem cell services, thereby suppressing demand for our services.

Although our stem cell business pertains to adult stem cells only, and does not involve the more controversial use of embryonic stem cells, the use of adult human stem cells for therapy could give rise to similar ethical, legal and social issues as those associated with embryonic stem cells, which could adversely affect its acceptance by consumers and medical practitioners. Additionally, it is possible that our business could be negatively impacted by any stigma associated with the use of embryonic stem cells if the public fails to appreciate the distinction between adult and embryonic stem cells. Delays in achieving public acceptance may materially and adversely affect the results of our operations and profitability.

The market for services related to the preservation and expansion of stem cells has become increasingly competitive.

Historically, we have faced competition from other established operators of stem cell preservation businesses and providers of stem cell storage services. Today, there is an established and growing market for cord blood stem cell banking. We are also aware of another company with established stem cell banking services that processes and stores stem cells collected from adipose, or fat, tissue. This type of stem cell banking requires harvesting fat by a liposuction procedure. Embryonic stem cells represent yet another alternative to pre-donated and stored adult stem cells. As techniques for expanding stem cells improve, thereby allowing therapeutic doses, the use of embryonic stem cells and other collection techniques of adult stem cells could increase and compete with our services. Finally, we are aware that other technologies are being developed to turn skin cells into cells that behave like embryonic stem cells or to harvest stem cells from the pulp of baby teeth. While these and other approaches remain in early stages of development, they may one day be competitive.

In addition, cord blood banks such as ViaCord or LifebankUSA easily could enter the field of adult stem cell collection because of their processing labs, storage facilities and customer lists. We estimate that there are approximately 43 cord blood banks in the U.S., approximately 28 of which are autologous, meaning that the donor and recipient are the same, and approximately 15 of which are allogeneic, meaning that the donor and recipient are not the same. Hospitals that have transplant centers to serve cancer patients may elect to provide some or all of the services that we provide. We estimate that there are approximately 162 hospitals in the U.S. with stem cell transplant centers. These competitors may have better experience and greater financial, marketing, technical and research resources, name recognition, and market presence than we do. In addition, other established companies may enter our markets and compete with us. There can be no assurance that we will be able to compete successfully.

Building market acceptance of our U.S. autologous adult stem cell collection, processing and storage services, may be more costly and take longer than we expect.

The success of our U.S. autologous adult stem cell business depends on continuing and growing market acceptance of our collection, processing and storage services as well as stem cell therapy generally. Increasing the awareness and demand for our services requires expenditures for marketing and education of consumers and medical practitioners who, under present law, must order stem cell collection and treatment on behalf of a potential customer. The time and expense required to educate and to build awareness of our services and their potential benefits, and about stem cell therapy in general, could significantly delay market acceptance and our ultimate profitability. The successful commercialization of our services will also require that we satisfactorily address the concerns of medical practitioners in order to avoid resistance to recommendations for our services and ultimately reach our potential consumers. No assurances can be given that our business plan and marketing efforts will be successful, that we will be able to commercialize our services, or that there will be market or clinical acceptance of our services by potential customers or physicians, respectively, sufficient to generate any material revenues for us. To date, only a minimal number of collections have been performed at the collection centers in our network.

We operate in a highly regulated environment and may be unable to comply with applicable federal regulations, registrations and approvals.

Since January of 2004, registration with the FDA is required by facilities engaged in the recovery, processing, storage, labeling, packaging or distribution of any HCT/Ps, or the screening or testing of a donor. Any third party retained by us to process our samples must be similarly registered with the FDA and comply with HCT/P regulations. If we, or any third party processors, fail to register or update registration information in a timely way, we will be out of compliance with FDA regulations which could adversely affect our business. The FDA also adopted rules in May 2005 that regulate current Good Tissues Practices, or cGTP.  Adverse events in the field of stem cell therapy that may occur could result in greater governmental regulation of our business, creating increased expenses and potential delays relating to the approval or licensing of any or all of the processes and facilities involved in our stem cell collection and storage services.

We also are subject to state and federal laws regulating the proper disposal of biohazardous materials. Although we believe we are currently in compliance with all such applicable laws, a violation of such laws, or the future enactment of more stringent laws or regulations, could subject us to liability for noncompliance and may require us to incur significant costs.

There can be no assurance that we will be able, or have the resources, to continue to comply with regulations that govern our operations currently, or that we will be able to comply with new regulations that govern our operations, or that the cost of compliance will not materially and adversely affect our ability to market or perform our services or our ability to do so profitably.

The Health Insurance Portability and Accountability Act of 1996, or HIPAA, requires that our business comply with state and federal privacy laws which increase the cost and administrative burden of providing stem cell banking services.

We are subject to state and federal privacy laws related to the protection of our customers’ personal health information and state and federal laws related to the security of such personal health information and other personal data to which we would have access through the provision of our services. Currently, we are obligated to comply with privacy and security standards adopted under HIPAA. Certain of these regulatory obligations will be changing over the next year as a result of amendments to HIPAA under the American Recovery and Reinvestment Act of 2009. Consequently, our compliance burden will increase, and we will be subject to audit and enforcement by the federal government and, in some cases, enforcement by state authorities. We will also be obligated to publicly disclose wrongful disclosures or losses of personal health information. We may be required to spend substantial amounts of time and money to comply with these requirements, any regulations and licensing requirements, as well as any future legislative and regulatory initiatives. Failure by us or our business partners to comply with these or other applicable regulatory requirements or any delay in compliance may result in, among other things, injunctions, operating restrictions, and civil fines and criminal prosecution and have a material adverse effect on the marketing and sales of our services and our ability to operate profitably or at all.

Our success in developing future stem cell therapies will depend in part on establishing and maintaining effective strategic partnerships and collaborations, which may impose restrictions on our business and subject us to additional regulation.

A key aspect of our business strategy is to establish strategic relationships in order to gain access to critical supplies, to expand or complement our research and development or commercialization capabilities, and to reduce the cost of research and development. There can be no assurance that we will enter into such relationships, that the arrangements will be on favorable terms or that such relationships will be successful. If any of our research partners terminate their relationship with us or fail to perform their obligations in a timely manner, our research and development activities or commercialization of our services may be substantially impaired or delayed.

Relationships with licensed professionals such as physicians may be subject to state and federal laws restricting the referral of business, prohibiting certain payments to physicians, or otherwise limiting such collaborations. If our services become approved for reimbursement by government or private insurers, we could be subject to additional regulation and perhaps additional limitations on our ability to structure relationships with physicians. Additionally, state regulators may impose restrictions on the business activities and relationships of licensed physicians or other licensed professionals. For example, many states restrict or prohibit the employment of licensed physicians by for-profit corporations, or the “corporate practice of medicine.” If we fail to structure our relationships with physicians in accordance with applicable laws or other regulatory requirements, it could have a material adverse effect on our business. Even if we do enter into these arrangements, we may not be able to maintain these relationships or establish new ones in the future on acceptable terms.

We are dependent on relationships with third parties to conduct our business.

Apheresis is the process through which stem cells are extracted from a patient’s whole blood and it is an integral part of our collection process. Our process involves the injection of a “mobilizing agent” which causes the stem cells to migrate from the bone marrow into the blood stream. The injection of this mobilizing agent is an integral part of the collection process. There is currently only one supplier of this mobilizing agent, called Neupogen®. Although we continue to explore alternative mobilizing agents and methods of stem cell collection, there can be no assurance that any alternative mobilizing agents will be available or alternative methods will prove to be successful. In the event that our supplier is unable or unwilling to continue to supply the mobilizing agent to us on commercially reasonable terms, and we are unable to identify alternative methods or find substitute suppliers on commercially reasonable terms, we may not be able to successfully commercialize our business. In addition, we are currently using only one outside apheresis provider though we are pursuing other opportunities. Although other third parties, including the centers themselves, subject to appropriate licensure, are capable of providing apheresis services, any disruption in the provision of this service would cause a delay in the delivery of our services. Our failure to maintain relationships with these third parties or the failure of such parties to provide quality contracted services would have a material adverse impact on our business.

We are dependent upon our management, scientific and medical personnel and we may have difficulty attracting or retaining qualified personnel.

Our performance and success are dependent upon the efforts and abilities of our management, and medical and scientific personnel. Furthermore, our growth will require hiring a significant number of qualified technical, commercial, business and administrative personnel. If we are unable to attract and retain the qualified personnel necessary to develop our business, perform contractual obligations under our University of Louisville and other license agreements and maintain appropriate licensure, on acceptable terms, we may not be able to sustain our operations or achieve our commercialization and other business objectives and we may fail to grow or sustain our business as a going concern.

There is significant uncertainty about the validity and permissible scope of patents in the biotechnological industry and we may not be able to obtain patent protection.

We own or hold exclusive rights to one patent and own or hold exclusive rights to fourteen filed patent applications related to our products and technologies. Given the nature of our therapeutic programs, our patents cover methods of isolating, storing and using stem cells, including very small embryonic stem cells. There can be no assurance that the patent applications to which we hold rights will result in the issuance of patents, or that any patents issued or licensed to us will not be challenged and held to be invalid or of a scope of coverage that is different from what we believe the patent’s scope to be. Our success will depend, in part, on whether we can: obtain patents to protect our own products and technologies; obtain licenses to use the technologies of third parties if necessary, which may be protected by patents; and protect our trade secrets and know-how. Our inability to obtain and rely upon patents essential to our business may have a material adverse effect on our business, operating results and financial condition.

We may be unable to protect our intellectual property from infringement by third parties.

Despite our efforts to protect our intellectual property, third parties may infringe or misappropriate our intellectual property. Our competitors may also independently develop similar technology, duplicate our processes or services or design around our intellectual property rights. We may have to litigate to enforce and protect our intellectual property rights to determine their scope, validity or enforceability. Intellectual property litigation is costly, time-consuming, diverts the attention of management and technical personnel and could result in substantial uncertainty regarding our future viability. The loss of intellectual property protection or the inability to secure or enforce intellectual property protection would limit our ability to develop or market our services in the future. This would also likely have an adverse effect on the revenues generated by any sale or license of such intellectual property. Furthermore, any public announcements related to such litigation or regulatory proceedings could adversely affect the price of our common stock.

Third parties may claim that we infringe on their intellectual property.

We may be subject to costly litigation in the event our technology is claimed to infringe upon the proprietary rights of others. Third parties may have, or may eventually be issued, patents that would be infringed by our technology. Any of these third parties could make a claim of infringement against us with respect to our technology. We may also be subject to claims by third parties for breach of copyright, trademark or license usage rights. Litigation and patent interference proceedings could result in substantial expense to us and significant diversion of efforts by our technical and management personnel. An adverse determination in any such proceeding or in patent litigation could subject us to significant liabilities to third parties or require us to seek licenses from third parties. Such licenses may not be available on acceptable terms or at all. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from commercializing our products, which would have a material adverse affect on our business, operating results and financial condition.

We may be unable to maintain our licenses, patents or other intellectual property and could lose important protections that are material to continuing our operations and growth and our ability to achieve profitability.

Our license agreement with the University of Louisville and other license agreements require us to pay license fees, royalties and milestone payments and fees for patent filings and applications. Obtaining and maintaining patent protection and licensing rights also depends, in part, on our ability to pay the applicable filing and maintenance fees. Our failure to meet financial obligations under our license agreements in a timely manner or our non-payment or delay in payment of our patent fees, could result in the loss of some or all of our rights to proprietary technology or the inability to secure or enforce intellectual property protection. Additionally, our license agreements require us to meet certain diligence obligations in the development of the licensed products.  Our failure to meet these diligence obligations under our license agreements could result in the loss of some or all of our rights under the license agreements.  The loss of any or all of our intellectual property rights could materially limit our ability to develop and/or market our services, which would materially and adversely affect our business, operating results and financial condition.

Our inability to obtain reimbursement for our therapies from private or governmental insurers, could negatively impact demand for our services.

Successful sales of health care services and products generally depends, in part, upon the availability and amounts of reimbursement from third party healthcare payor organizations, including government agencies, private healthcare insurers and other healthcare payors, such as health maintenance organizations and self-insured employee plans. Uncertainty exists as to the availability of reimbursement for new therapies such as stem cell-based therapies. There can be no assurance that such reimbursement will be available in the future at all or without substantial delay or, if such reimbursement is provided, that the approved reimbursement amounts will be sufficient to support demand for our services at a level that will be profitable.

Our insurance may not be adequate to cover all claims or losses.

We have insurance coverage against operating risks, including product liability claims and personal injury claims related to our products and services, but no assurance can be given that the nature and amount of that insurance will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation or available on terms acceptable to us.  This insurance has deductibles or self-insured retentions and contains certain coverage exclusions. The insurance may not provide complete protection against losses and risks, and our results of operations and financial condition could be materially and adversely affected by unexpected claims not covered by insurance.

We have received an informal request for documents in connection with an SEC investigation of a third party matter, and there is no assurance that the SEC will not take action against us.

In connection with the SEC’s investigation of a matter regarding an unaffiliated third party, we have received an informal request from the SEC, dated December 23, 2008, for the voluntary production of documents and information concerning the issuance, distribution, registration, purchase, sale and/or offer to sell our securities from January 1, 2007. The third party served as the lead underwriter of our public offering that was consummated in August 2007. We are cooperating fully with the SEC’s request. There has been no indication to date that we are a target of the investigation. The SEC letter stated that the request should not be construed as an indication by the SEC or its staff that any violation of the federal securities laws has occurred, nor should it be considered a reflection upon any person, entity or security, but that there is no assurance that the SEC will not take any action against us. A determination by the SEC to take action against us could be costly and time consuming, could divert the efforts and attention of our directors, officers and employees from the operation of our business and could result in sanctions against us, any or all of which could have a material adverse effect on our business and operating results.

Risks Related to the Acquisition of Our Interest in Erye

Erye has a limited history of earnings.

Erye’s continued growth and profitability depends on stabilizing and streamlining its operations, relocating to a new factory that is now under construction, continuing research and development for new drug products and expanding its sales network for drug distribution. The failure of Erye to be profitable could materially and adversely affect its and our operating results, financial condition and ability to continue as a going concern.

We may not be able to successfully integrate Erye into our business.

Our U.S. based management team has limited experience in purchasing and integrating new businesses in China. Our failure to successfully complete the integration of Erye could have a material adverse affect on our business, operating results and financial condition by reason of our failure to realize a sufficient benefit and financial return on capital expended in connection with the acquisition.

We expect to realize increased revenues and market penetration in Erye’s product areas as a result of the acquisition of our interest in Erye. Achievement of these expected benefits will depend, in part, on how we manage the integration of the Erye business into our operations. If we are unsuccessful in integrating the Erye business in a cost-effective manner, we may not realize the expected benefits of the acquisition and our business, operating results and financial condition may be materially and adversely affected.

CBH and/or its affiliates may have had unknown liabilities that now may be deemed to be liabilities of NeoStem or its merger subsidiary as a result of the Merger.

There may have been liabilities of CBH and/or its affiliates that were unknown at the time of the Merger. As a result of the Merger, any such unknown liabilities may be deemed to be liabilities of NeoStem or our merger subsidiary. In the event any such liability becomes known, it may lead to claims against us or our subsidiary including, but not limited to, lawsuits, administrative proceedings, and other claims. Any such liabilities may subject us to increased expenses for attorneys’ fees, fines and litigation and expenses associated with any subsequent settlements or judgments. There can be no assurance that such unknown liabilities do not exist. To the extent that such liabilities become known, any such liability-related expenses may materially and adversely affect our profitability, operating results and financial condition.

Erye, and we as the owner of a controlling ownership interest in Erye, may be subject to tax liability as a result of the transfer of real estate assets from Erye to EET.

Prior to the closing of the Merger, CBH was required to cause Erye to transfer certain real estate assets to EET, or the Split, with a leaseback to Erye, the transfer of which may be deemed a taxable event under PRC tax laws. EET has agreed to indemnify Erye and us against any tax liability that may result from such transfer of real estate assets. However, should such transfer of real estate assets be ultimately determined to be taxable, there is a risk that if EET is unable or unwilling to pay the resultant tax liability pursuant to EET’s indemnification obligations, we would bear the liability to pay such tax liability, which could materially and adversely affect our business operating results and financial condition.

Demand for Erye’s existing pharmaceutical products may not experience significant growth and new product candidates and technologies we may develop or license may fail to obtain regulatory approval and market acceptance.

We cannot accurately predict the future growth rate or the size of the markets for our pharmaceutical products and technologies in China. The expansion of these markets depends on a number of factors, such as:

•	the cost, performance and reliability of the products and technologies being offered, as compared to the products/technologies offered by competitors;

•	perceptions of customers, hospitals and governmental providers regarding the benefits of the products and technologies;

•	perceptions customers, hospitals and governmental providers regarding the use of the products and technologies;

•	customers’ satisfaction with the products and technologies; and

▪	marketing efforts and publicity regarding the products and technologies.

The acquisition of our interest in Erye is intended to provide us with a stable yet growing business from which to launch new pharmaceutical drugs and other products in China. Should Erye fail to perform as expected, our business and results of operations will be materially and adversely affected and our ability to raise capital and continue as a going concern will be impaired.

Our ability to manage Erye’s business will be limited.

Pursuant to the Joint Venture Agreement, Erye’s board of directors is comprised of two individuals designated by EET and three individuals designated by us; provided, however, that one of the positions designated by us is to be the member of our board of directors designated by EET (currently Mr. Shi). The affirmative vote of at least 75% of all of the Erye board of directors is required for all major decisions, including decisions related to corporate transactions, changes in capital structure, and the material business strategy, operations and development of Erye. In addition, under PRC law, an affirmative vote of 100% of Erye’s board of directors is required to approve certain material matters of Erye such as the increase or decrease of its registered capital, a merger or spinoff of Erye, any amendment to its articles of association, and the termination and dissolution of Erye. We currently own only a 51% interest in Erye. Accordingly, in view of these provisions, we may have limited ability to exercise control over Erye’s business strategy, operations and development. Since many of Erye’s officers will reside in China and most of our executive officers reside in the U.S., Erye’s officers will manage the day-to-day operations of Erye with only limited participation from our executive officers.

Erye's production will be concentrated in two production lines and Erye will be operating in a new facility.

Erye recently passed the government inspection by the State Food and Drug Administration (“SFDA”) in China to manufacture penicillin powder for injection and cephalosporin powder for injection at its new manufacturing facility which provides 50% greater manufacturing capacity than its existing plant.  The two production lines recently approved accounted for over 70% of Erye's product sales in 2009.  Once fully certified and operational, these production lines, coupled with the approval of the lines earlier in 2010 for solvent crystallization sterile penicillin and freeze dried raw sterile penicillin, will allow Erye to relocate  over 90% of its 2009 sales to the new facility.  Any interruptions in production with respect to those lines once they are operational at the new facility will have a material adverse effect on Erye's business and ours.  There are inherent problems in commencing operations at any new production facility.  If Erye encounters operational difficulties in commencing production at its new facility, it could have a material adverse effect on Erye's business and ours.

Some terms of the Joint Venture Agreement limit our ability to consummate future acquisitions and investments in chemical drug manufacturing companies, which could limit our growth.

Pursuant to the terms of the Erye Joint Venture Agreement, prior to making an investment in any other chemical drug manufacturing company that competes directly with the business of Erye, we must obtain Erye’s approval. In addition, we are obligated to consult with Erye prior to introducing any new small molecule drug in China to determine whether it can be produced less expensively or more efficiently by Erye. There can be no assurance that Erye will provide such approvals for acquisitions or new products, which could materially and adversely affect the growth of our business in China, our operating results and our financial condition.

The transactions related to the Merger may not have received all necessary PRC governmental approvals.

Prior to the closing of the Merger, CBH was required to cause Erye to transfer certain real estate assets to EET, or the Split.The Split has been approved by Jiangsin Provincial Bureau of Foreign Trade and Economic Cooperation, or the JPBFTEC, and the amended Articles of Association and the amended Joint Venture Agreement have also been approved by the JPBFTSC in principle. While we believe that we have complied with applicable PRC laws and sought all requisite approvals with respect to the transactions related to the Merger (including, but not limited to, the Split and the amendments to both the Articles of Association and the Joint Venture Agreement), in light of the uncertainty of PRC laws in this area, no assurance can be given that all required filings have been made  or that PRC authorities will not take a contrary view, any of which events could have a material adverse effect on our business, operating results and financial condition.

Erye’s success is dependent upon its ability to establish and maintain its intellectual property rights.

Erye’s success depends, in part, on its ability to protect its current and future technologies and products and to defend its intellectual property rights. If it fails to protect its intellectual property adequately, competitors may manufacture and market products similar to Erye’s. Some patent applications in China are maintained in secrecy until the patent is issued. Because the publication of discoveries tends to follow their actual discovery by many months, Erye may not be the first to invent, or file patent applications on any of its discoveries. Patents may not be issued with respect to any of Erye’s patent applications and existing or future patents issued to or licensed by Erye may not provide competitive advantages for its products. Patents that are issued may be challenged, invalidated or circumvented by its competitors. Furthermore, Erye’s patent rights may not prevent its competitors from developing, using or commercializing products that are similar or functionally equivalent to Erye’s products.

Erye also relies on trade secrets, non-patented proprietary expertise and continuing technological innovation that it seeks to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. These agreements may be breached and there may not be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Moreover, Erye’s trade secrets and proprietary technology may otherwise become known or be independently developed by its competitors. If patents are not issued with respect to products arising from research, Erye may not be able to maintain the confidentiality of information relating to these products.

In the PRC, there has been substantial litigation in the pharmaceutical industry with respect to the manufacturing, use and sale of new products. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. Erye has been and in the future may be required to commence or defend against charges relating to the infringement of patent or proprietary rights. Any such litigation could: (i) require Erye to incur substantial expense, even if it is insured or successful in the litigation; (ii) require Erye to divert significant time and effort of its technical and management personnel; (iii) result in the loss of its rights to develop or make certain products; and (iv) require Erye to pay substantial monetary damages or royalties in order to license proprietary rights from third parties.

An adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent Erye from manufacturing and selling some of its products or increase its costs to market these products, which could have a material adverse affect on its and our business, operating results and financial condition.

In addition, when seeking regulatory approval for some of its products, Erye is required to certify to regulatory authorities, including the SFDA, that such products do not infringe upon third party patent rights. Filing a certification against a patent gives the patent holder the right to bring a patent infringement lawsuit against Erye. Any lawsuit regarding a particular product could delay, or result in a denial of, regulatory approval by the SFDA. A claim of infringement and the resulting delay could result in substantial expenses and even prevent Erye from manufacturing and selling certain of its products, which also could have a material adverse effect on its and our business, operating results and financial condition.

Erye’s launch of a product prior to a final court decision or the expiration of a patent held by a third party can expose Erye to a claim of substantial damages. Depending upon the circumstances, a court may award the patent holder damages equal to three times its loss of income. If Erye is found to have infringed a patent held by a third party and become subject to such treble damages, these damages could have a material adverse effect on its and our operating results and financial condition.

Erye’s insurance may not cover all risks or losses related to its drugs, products and services.

Any of Erye’s products or services may be defective, ineffective or cause dangerous side effects and, in certain cases, even fatality, and lead to claims in excess of the insurance maintained by Erye and us. Uninsured losses could materially and adversely affect our operating results and financial condition.

The business of Erye is conducted in a highly competitive industry.

Erye’s pharmaceutical products consist primarily of prescription antibiotics and active pharmaceutical intermediates, or APIs, which are chemicals used to manufacture pharmaceutical products. The market in China for these products is highly competitive and subject to regulation by the SFDA.

Erye competes in a large market with many competitors, particularly in the area of oral antibiotics. Many of its competitors are more established than Erye, and have significantly greater financial, technical, marketing and other resources Erye. Some of Erye’s competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. There can be no assurances that Erye will be able to compete successfully.

Many of Erye’s current products are prescription antibiotics that it sells through distributors, in many cases to state-controlled and private hospitals.

State-controlled and private hospitals are the primary users for many of Erye’s current products. The prices paid by such hospitals and the timing of payment for products purchased are, to a large extent, dependent on government policy, which is susceptible to change. Accordingly, there can be no assurance that Erye’s pricing structure for many of its products or the timing of the revenues from the sales of those products will continue. A change in government policy resulting in a reduction to the prices for any of Erye’s injectible antibiotics, or the timing of payment for products purchased, could have a material adverse effect on Erye’s, and our, results of operations and financial condition. Despite the above, payment is typically received by Erye at the time of sale to the distributor.

Price control regulations may decrease our profitability.

The list of medications eligible for reimbursement as well as the prices at which they are reimbursed are controlled by the PRC government, and are subject to control by the relevant state or provincial price administration authorities. In practice, price control with respect to these medicines sets a ceiling on their retail price. The actual price of such medicines set by manufacturers, wholesalers and retailers cannot historically exceed the price ceiling imposed by applicable government price control regulations. Although, as a general matter, government price control regulations have resulted in drug prices tending to decline over time, there has been no predictable pattern for such decreases. Such price controls, especially downward price adjustment, may negatively affect the revenue and profitability of Erye and, consequently, our revenue and profitability.

The bidding process with respect to the purchase of pharmaceutical products may lead to reduced revenue.

PRC regulations require non-profit medical organizations established in China to implement bidding procedures for the purchase of drugs. It is intended that the implementation of a bidding purchase system will be extended gradually and will cover, among other drugs, those drugs consumed in large volume and commonly used for clinical uses. Pharmaceutical wholesalers must have the due authorization of the pharmaceutical manufacturers in order to participate in the bidding process. If, for the purpose of reducing the bidding price, pharmaceutical manufacturers participate in the bidding process on their own and enter into purchase and sales contracts with medical organizations directly without authorizing a pharmaceutical distributor, the revenue of Erye may be adversely affected.

Erye’s activities related to research, development and marketing new drugs have inherent risks.

Part of Erye’s strategy is to expand its portfolio of drugs and therapies. Our U.S. management team is working with Erye to identify appropriate drug candidates for the Chinese market. The development of a new drug or therapy requires time, financial resources and drug development expertise. There is always a risk that such development efforts will prove unsuccessful. There also is a risk that any new drugs and technologies developed by Erye may not be compatible with market needs, may be too expensive or may face competition. Because markets for drugs differ geographically within China, Erye must develop and manufacture its products to target specific markets to ensure product sales. Erye’s growth and survival will depend on its ability to develop and commercialize new products and effectively market those products. If its efforts are unsuccessful, its and our business, operating results and financial conditions will be materially and adversely affected.

Erye’s success depends on its ability to retain key personnel and manage its growth.

Erye’s business is dependent on certain of their key management and technological personnel. The departure of any of such key personnel may seriously disrupt and harm Erye’s operations, business and the implementation of Erye’s business plan. There can be no assurance that Erye can be successful in retaining them or replacing any personnel without delay in the event of a departure.  Given Erye’s plans for growth, it will need to attract and retain new executives. The inability to achieve, maintain and manage growth could have a material adverse effect on Erye’s and our business, operating results and financial condition and our ability to continue as a going concern.

Risks Related to Doing Business in China

Our operations are subject to risks associated with emerging markets.

The Chinese economy is not well established and is only recently emerging and growing as a significant market for consumer goods and services. Accordingly, there is no assurance that the market will continue to grow. Perceived risks associated with investing in China, or a general disruption in the development of China’s markets could materially and adversely affect the business, operating results and financial condition of Erye and us.

A significant portion of our assets is located in the PRC, and investors may not be able to enforce federal securities laws or their other legal rights.

A substantial portion of our assets is located in the PRC. As a result, it may be difficult for investors in the U.S. to enforce their legal rights, to effect service of process upon certain of our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties against our directors and officers located outside of the U.S.

The PRC government has the ability to exercise significant influence and control over our operations in China.

In recent years, the PRC government has implemented measures for economic reform, the reduction of state ownership of productive assets and the establishment of corporate governance practices in business enterprises. However, many productive assets in China are still owned by the PRC government. In addition, the government continues to play a significant role in regulating industrial development by imposing business regulations. It also exercises significant control over the country’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

There can be no assurance that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, results of operations and financial condition. Our activities may be materially and adversely affected by changes in China’s economic and social conditions and by changes in the policies of the government, such as measures to control inflation, changes in the rates or method of taxation and the imposition of additional restrictions on currency conversion.

Additional factors that we may experience in connection with having operations in China that may adversely affect our business and results of operations include:

•	our inability to enforce or obtain a remedy under any material agreements;
•	PRC restrictions on foreign investment that could impair our ability to conduct our business or acquire or contract with other entities in the future;
•	restrictions on currency exchange that may limit our ability to use cash flow most effectively or to repatriate our investment;
▪	fluctuations in currency values;
▪	cultural, language and managerial differences that may reduce our overall performance; and
▪	political instability in China.

Cultural, language and managerial differences may adversely affect our overall performance.

While Chinese merger and acquisition activity is increasing in frequency, assimilating cultural, language and managerial differences remains problematic. Personnel issues may develop as we endeavor to consolidate management teams from different cultural backgrounds. In addition, errors arising through language translations may cause miscommunications relating to material information. These factors may make the management of our operations in China more difficult. Should we be unable to coordinate the efforts of our U.S.-based management team with our China-based management team, our business, operating results and financial condition could be materially and adversely affected.

We may not be able to enforce our rights in China.

China’s legal and judicial system may negatively impact foreign investors. The legal system in China is evolving rapidly, and enforcement of laws is inconsistent. It may be impossible to obtain swift and equitable enforcement of laws or enforcement of the judgment of one court by a court of another jurisdiction. China’s legal system is based on civil law or written statutes and a decision by one judge does not set a legal precedent that must be followed by judges in other cases. In addition, the interpretation of Chinese laws may vary to reflect domestic political changes.

There are substantial uncertainties regarding the interpretation and application to our business of PRC laws and regulations, since many of the rules and regulations that companies face in China are not made public. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that apply to future businesses may be applied retroactively to existing businesses. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws of China are likely to govern many of our material agreements, including, without limitation the Joint Venture Agreement. We cannot assure you that we will be able to enforce our interests or our material agreements or that expected remedies will be available. The inability to enforce or obtain a remedy under any of our future agreements may have a material adverse impact on our operations.

Our businesses in China are subject to government regulation that limit or prohibit direct foreign investment, limiting our ability to control these businesses, as well as our ability to pursue new ventures and expand further into the Chinese market.

The PRC government has imposed regulations in various industries, including medical research and the stem cell business, that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in such industries. As a result, our ability to control our existing China-based businesses as well as pursue new ventures and expand further into the Chinese market may be limited.

If new laws or regulations or policies forbid foreign investment in industries in which we want to expand or complete a business combination, they could severely impair our ability to grow our business. Additionally, if the relevant Chinese authorities find us or such business combination to be in violation of any laws or regulations, they would have broad discretion in dealing with such violation, including, without limitation: (i) levying fines; (ii) revoking our business and other licenses; (iii) requiring that we restructure our ownership or operations; and (iv) requiring that we discontinue any portion or all of our business. Accordingly, any of these regulations or violations could have a material adverse effect on our business, operating results and financial condition.

The import into China or export from China of technology relating to stem cell therapy may be prohibited or restricted.

The Chinese Ministry of Commerce, or MOFCOM, and Ministry of Science and Technology of China, or MOST, jointly publish the Catalogue of Technologies the Export of which from China is Prohibited or Restricted, and the Catalogue of Technologies the Import of which into China Prohibited or Restricted. Stem cell-related technologies are not listed in the current versions of these catalogues, and therefore their import or export should not be forbidden or require the approval of MOFCOM and MOST. However, these catalogues are subject to revision and, as the PRC authorities develop policies concerning stem cell technologies, it is possible that the categories would be amended or updated should the PRC government want to regulate the export or import of stem cell related technologies to protect material state interests or for other reasons. Should the catalogues be updated so as to bring any activities of the planned stem cell processing, storage and manufacturing operation in Beijing and related research and development activities under their purview, any such limitations or restrictions imposed on the operations and related activities could materially and adversely affect our business, financial condition and results of operations.

The PRC government does not permit direct foreign investment in stem cell research and development businesses. Accordingly, we operate these businesses through local companies with which we have contractual relationships but in which we do not have controlling equity ownership.

PRC regulations prevent foreign companies from directly engaging in stem cell-related research, development and commercial applications in China. Therefore, to perform these activities, we operate our current stem cell-related business in China through two domestic variable interest entities, or VIEs: Qingdao Niao Bio-Technology Ltd., or Qingdao Niao, and Beijing Ruijieao Bio-Technology Ltd., or Beijing Ruijieao, each a Chinese domestic company controlled by the Chinese employees of NeoStem (China), Inc., our wholly foreign-owned entity, or the WFOE, through various business agreements, referred to, collectively, as the VIE documents. We control these companies and operate these businesses through contractual arrangements with the companies and their individual owners, but we have no direct equity ownership or control over these companies. Our contractual arrangements may not be as effective in providing control over these entities as direct ownership. For example, the VIEs could fail to take actions required for our business or fail to conduct business in the manner we desire despite their contractual obligation to do so. These companies are able to transact business with parties not affiliated with us. If these companies fail to perform under their agreements with us, we may have to rely on legal remedies under PRC law, which may not be effective. In addition, we cannot be certain that the individual equity owners of the VIEs would always act in our best interests, especially if they have no other relationship with us.

Although other foreign companies have used WFOEs and VIE structures similar to ours and such arrangements are not uncommon in connection with business operations of foreign companies in China in industry sectors in which foreign direct investments are limited or prohibited, the application of a VIE structure to control companies in a sector in which foreign direct investment is specifically prohibited carries increased risks.

For example, if our structure is deemed in violation of PRC law, the PRC government could revoke the business license of the WFOE, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our business, corporate structure or operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us. We may also encounter difficulties in enforcing related contracts. Any of these events could materially and adversely affect our business, operating results and financial condition.

Due to the relationship between the WFOE and the VIEs, the PRC tax authorities may challenge our VIE structure, including the transfer prices used for related party transactions among our entities in China.

Substantially all profits generated from the VIEs will be paid to the WFOE in China through related party transactions under contractual agreements. We believe that the terms of these contractual agreements are in compliance with the laws in China. However, the tax authorities in China have not examined these contractual agreements. Due to the uncertainties surrounding the interpretation of the transfer pricing rules relating to related party transactions in China, it is possible that the tax authorities in China could challenge the transfer prices that we will use for related party transactions among our entities in China and this could increase our tax liabilities and diminish the profitability of our business in China, which would materially and adversely affect our operating results and financial condition.

We expect to rely, in part, on dividends paid by our WFOE and/or Erye to supply cash flow for our U.S. business, and statutory or contractual restrictions may limit their ability to pay dividends to us.

We expect to rely partly on dividends paid to us by the WFOE under the contracts with the VIEs, and under the Joint Venture Agreement, attributable to our 51% ownership interest in Erye, to meet our future cash needs.  However, there can be no assurance that the WFOE in China will receive payments uninterrupted or at all as arranged under the contracts with the VIEs.  In addition, pursuant to the Joint Venture Agreement that governs the ownership and management of Erye, for the next three years: (i) 49% of undistributed profits (after tax) will be distributed to EET and loaned back to Erye for use in connection with its construction of the new Erye facility; (ii) 45% of the net profit after tax will be provided to Erye as part of the new facility construction fund, which will be characterized as paid-in capital for our 51% interest in Erye; and (iii) only 6% of the net profit will be distributed to us directly for our operating expenses.

The payment of dividends by entities organized under PRC law to non-PRC entities is subject to limitations. Regulations in the PRC currently permit payment of dividends by our WFOE and Erye only out of accumulated distributable earnings, if any, as determined in accordance with accounting standards and regulations in China. Moreover, our WFOE and Erye will be required to set aside a certain percentage of their accumulated after-tax profit each year, if any, to fund certain mandated reserve funds (for our WFOE, such percentage is at least 10% each year until its reserves have reached at least 50% of its registered capital), and these reserves are not payable or distributable as cash dividends. In addition, Erye is also required to reserve a portion of its after-tax profits for its employee welfare and bonus fund, the amount of which is subject to the discretion of the Erye board of directors.  In addition, if Erye incurs additional debt on its own behalf to finance the building of the new facility in the future, the instruments governing the debt may restrict Erye’s or the joint venture’s ability to pay dividends or make other distributions to us.  This may diminish the cash flow we receive from Erye’s operations, which would have a material adverse effect on our business, operating results and financial condition.

Our business in China may be adversely affected by inaccurate claims about our technology.

We recently learned of an effort by a principal of Shandong New Medicine Research Institute of Integrated Traditional and Western Medicine Limited Liability Company, or Shandong New Medicine, to promote our VSELTM technology as his own in China. While we have no reason to believe that Shandong New Medicine or such person has any VSELTM technology or has access to or use of any of our proprietary information, we are analyzing the available facts and circumstances and have initiated and are reviewing additional appropriate legal remedies in the U.S. and abroad. We cannot determine at this time what effect, if any, such actions by Shandong New Medicine or its principal will have on our reputation in China.

Restrictions on currency exchange may limit our ability to utilize our cash flow effectively.

Our interests in China will be subject to China’s rules and regulations on currency conversion. In particular, the initial capitalization and operating expenses of the two VIEs are funded by our WFOE. In China, the State Administration for Foreign Exchange, or the SAFE, regulates the conversion of the Chinese Renminbi into foreign currencies. Currently, foreign investment enterprises are required to apply to the SAFE for Foreign Exchange Registration Certificates, or IC Cards of Enterprises with Foreign Investment. Foreign investment enterprises holding such registration certificates, which must be renewed annually, are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investments, loans, and securities, require approval of the SAFE. According to the Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues Concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-invested Enterprises promulgated on August 29, 2008, or the SAFE Notice 142, to apply to a bank for settlement of foreign currency capital, a foreign invested enterprise shall submit the documents certifying the uses of the RMB funds from the settlement of foreign currency capital and a detailed checklist on use of the RMB funds from the last settlement of foreign currency capital. It is stipulated that only if the funds for the settlement of foreign currency capital are of an amount not more than US$50,000 and are to be used for enterprise reserve, the above documents may be exempted by the bank. This SAFE Notice 142, along with the recent practice of Chinese banks of restricting foreign currency conversion for fear of “hot money” going into China, have limited and may continue to limit our ability to channel funds to the two VIE entities for their operation. We are exploring options with our PRC counsels and banking institutions in China as to acceptable methods of funding the operation of the two VIEs, including advances from Erye, but there can be no assurance that acceptable funding alternatives will be identified. Further, even if we find an acceptable funding alternative, there can be no assurance that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Chinese currency. Future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of China, which could materially adversely effect our business and operating results.

Fluctuations in the value of the Renminbi relative to the U.S. dollar could affect our operating results.

We prepare our financial statements in U.S. dollars, while our underlying businesses operate in two currencies, U.S. dollars and Chinese Renminbi. It is anticipated that our Chinese operations will conduct their operations primarily in Renminbi and our U.S. operations will conduct their operations in dollars. At the present time we do not expect to have significant cross currency transactions that will be at risk to foreign currency exchange rates. Nevertheless, the conversion of financial information using a functional currency of Renminbi will be subject to risks related to foreign currency exchange rate fluctuations. The value of Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions and supply and demand in local markets. As we have significant operations in China, and will rely principally on revenues earned in China, any significant revaluation of the Renminbi could materially and adversely affect our financial results. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

Beginning in July of 2005, the PRC government changed its policy of pegging the value of Renminbi to the U.S. dollar. Under the new policy, the value of the Renminbi has fluctuated within a narrow and managed band against a basket of certain foreign currencies. However, the Chinese government has come under increasing U.S. and international pressure to revalue the Renminbi or to permit it to trade in a wider band, which many observers believe would lead to substantial appreciation of the Renminbi against the U.S. dollar and other major currencies. There can be no assurance that Renminbi will be stable against the U.S. dollar.  On June 23, 2010 the central bank of China announced that it will gradually modify is monetary policy and make the Renminbi’s exchange rate more flexible and allow the Renminbi to appreciate in value in line with its economic strength.

If China imposes economic restrictions to reduce inflation, future economic growth in China could be severely curtailed, reducing the profitability of our operations in China.

Rapid economic growth can lead to growth in the supply of money and rising inflation. If prices for any products or services in China are unable, for any reason, to increase at a rate that is sufficient to compensate for any increase in the costs of supplies, materials or labor, it may have an adverse effect on the profitability of Erye and our operations in China would be adversely affected. In order to control inflation in the past, China has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending and could adopt additional measures to further combat inflation. Such measures could harm the economy generally and hurt our business by (i) limiting the income of our customers available to spend on our products and services, (ii) forcing us to lower our profit margins, and (iii) limiting our ability to obtain credit or other financing to pursue our expansion plans or maintain our business. We cannot predict with any certainty the degree to which our business will be adversely affected by slower economic growth in China.

Erye’s manufacturing operations in China may be adversely affected by changes in PRC government policies regarding ownership of assets and allocation of resources to various industries and companies.

While the PRC government has implemented economic and market reforms, a substantial portion of productive assets in China are still owned by the PRC government. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Should the PRC government change its policies regarding economic growth and private ownership of manufacturing and other assets of Erye, we may be unable to execute our business plan, we may lose rights to certain business assets and our business, operating results and financial condition may be materially harmed.

If there are any adverse public health developments in China, our business and operations may be disrupted and medical tourism in China may decline, which could delay the launch of our stem cell therapies in China.

Any prolonged occurrence of avian flu, severe acute respiratory syndrome, or SARS, or other adverse public health developments in China or other regions where we operate could disrupt our business and have a material adverse effect on our business and operating results. These could include the ability of our personnel to travel or to promote our services within China or in other regions where we operate, as well as temporary closure of our facilities.

Any closures or travel or other operational restrictions would severely disrupt our business operations and adversely affect our results of operations.

If the anticipated growth of medical tourism in China does not occur, or if fewer people travel abroad for the purpose of cosmetic or medical therapies for any reason, including limitations imposed by governmental authorities, we may not achieve our revenue and profit expectations.

One part of our business plan involves launching innovative, safe, and effective adult stem cell-based therapies in China that have not yet been approved in the U.S., to generate sales revenues in advance of obtaining U.S. regulatory approvals. Different countries have different regulatory requirements and pathways resulting in the availability of therapeutics in one market prior to another. This phenomenon has led to the growth of an industry called “medical tourism” where patients travel to foreign locations and receive treatments that have not yet been approved in their home countries.

If the anticipated growth of medical tourism in China does not occur, or if fewer people travel abroad for the purpose of cosmetic or medical therapies for any reason, including limitations imposed by governmental authorities, we may not achieve our revenue and profit expectations. Any setbacks to the implementation of our business plan could materially and adversely affect our business, operating results and financial condition.

China is a developing nation governed by a one-party communist government and susceptible to political, economic, and social upheaval that could disrupt the economy.

China is a developing country governed by a one-party government. China is also a country with an extremely large population, wide income gaps between rich and poor and between urban and rural residents, minority ethnic and religious populations, and growing access to information about the different social, economic, and political systems found in other countries. China has also experienced extremely rapid economic growth over the last decade, and its legal and regulatory systems have had to change rapidly to accommodate this growth. If China experiences political or economic upheaval, labor disruptions or other organized protests, nationalization of private businesses, civil strife, strikes, acts of war and insurrections, this may disrupt China’s economy and could materially and adversely affect our financial performance.

If political relations between China and the U.S. deteriorate, our business in China may be materially and adversely affected.

The relationship between China and the U.S. is subject to periodic tension. Relations may also be compromised if the U.S. becomes a more active advocate of Taiwan or if either government pressures the other regarding its monetary, economic or social policies. Changes in political conditions in China and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or financial condition. In addition, because of our involvement in the Chinese market, any deterioration in political relations might cause a public perception in the U.S. or elsewhere that might cause the goods or services we may offer to become less attractive. If any of these events were to occur, it could materially and adversely affect our business, operating results and financial condition.

China’s State Food and Drug Administration’s regulations may limit our ability to develop, license, manufacture and market our products and services.

Some or all of our operations in China will be subject to oversight and regulation by the SFDA. Government regulations, among other things, cover the inspection of and controls over testing, manufacturing, safety and environmental considerations, efficacy, labeling, advertising, promotion, record keeping and sale and distribution of pharmaceutical products. Such government regulations may increase our costs and prevent or delay the licensing, manufacturing and marketing of any of our products or services. In the event we seek to license, manufacture, sell or distribute new products or services, we likely will need approvals from certain government agencies such as the SFDA. The future growth and profitability of any operations in China would be contingent on obtaining the requisite approvals. There can be no assurance that we will obtain such approvals.

In 2004, the SFDA implemented new guidelines for the licensing of pharmaceutical products. All existing manufacturers with licenses were required to apply for the Good Manufacturing Practices, or cGMP, certifications. Erye has received the requisite certifications. However, should Erye fail to maintain its cGMP certifications or fail to obtain cGMP and other certifications for its new production facilities, this would have a material adverse effect on Erye’s and our business, results of operations and financial condition.

In addition, delays, product recalls or failures to receive approval may be encountered based upon additional government regulation, legislative changes, administrative action or changes in governmental policy and interpretation applicable to the Chinese pharmaceutical industry. Our pharmaceutical activities also may subject us to government regulations with respect to product prices and other marketing and promotional related activities. Government regulations may substantially increase our costs for developing, licensing, manufacturing and marketing any products or services, which could have a material adverse effect on our business, operating results and financial condition.

The SFDA and other regulatory authorities in China have implemented a series of new punitive and stringent measures regarding the pharmaceuticals industry to redress certain past misconducts in the industry and certain deficiencies in public health reform policies. Given the nature and extent of such new enforcement measures, the aggressive manner in which such enforcement is being conducted and the fact that newly-constituted local level branches are encouraged to issue such punishments and fines, there is the possibility of large scale and significant penalties being levied on manufacturers. These new measures may include fines, restriction and suspension of operations and marketing and other unspecified penalties. This new regulatory environment has added significantly to the risks of our businesses in China and may have a material adverse effect on our business, operating results and financial condition.

In China, we plan to conduct research and development activities related to stem cells in cooperation with two domestic Chinese companies. If these activities are regarded by PRC government authorities as “human genetic resources research and development activities,” additional approvals by PRC government authorities will be required.

Our research and development activities in adult stem cells in China are conducted in cooperation with the Beijing Stem Cell Research Center, or Lab, and a consultant, the Shandong Life Science Institute and Technology Research, or SLSI. Pursuant to the Interim Measures for the Administration of Human Genetic Resources, or the Measures, that took effect on June 10, 1998, China maintains a reporting and registration system on important pedigrees and genetic resources in specified regions. All entities and individuals involved in sampling, collecting, researching, developing, trading or exporting human genetic resources or taking such resources outside China must abide by the Measures. “Human genetic resources” refers to genetic materials such as human organs, tissues, cells, blood specimens, preparations or any type of recombinant DNA constructs, which contain human genome, genes or gene products as well as to the information related to such genetic materials.

It is possible that our research and development activities conducted by the Lab or SLSI in cooperation with us in China may be regarded by PRC government authorities as human genetic resources research and development activities, and thus will be subject to approval by PRC government authorities. The sharing of patents or other corresponding intellectual property rights derived from such research and development operations is also subject to various restrictions and approval requirements established under the Measures.

With regard to the ownership of intellectual property rights derived from human genetic resources research and development, the Measures provide that the China-based research and development institution shall have priority access to information about the human genetic resources within China, particularly the important pedigrees and genetic resources in the specified regions and the relevant data, information and specimens and any transfer of such human genetic resources to other institutions shall be prohibited without obtaining corresponding approval from the Human Genetic Resource Administration Office of China, among other governmental authorities or agencies. No foreign collaborating institution or individual that has access to the above-mentioned information may publicize, publish, apply for patent rights or disclose it by any other means without obtaining government approval. In a collaborative research and development project involving human genetic resources of China between any Chinese and foreign institutions, intellectual property rights shall be allocated according to the following principles: (i) patent rights shall be jointly applied for by both parties and the resulting patent rights shall be owned by both parties if an achievement resulting from the collaboration is patentable; (ii) either party has the right to exploit such patent separately or jointly in its own country, subject to the terms of the collaboration; however, the transfer of such patent to any third party or authorizing any third party to implement such patent shall be carried out upon agreement of both parties, and the benefits obtained thereof shall be shared in accordance with their respective contributions; and (iii) the right of utilizing, transferring and sharing any other scientific achievement resulted from the collaboration shall be specified in the collaborative contract or agreement signed by both parties. Both parties are equally entitled to make use of the achievement which is not specified in the collaborative contract or agreement; however, the transfer of such achievement to any third party shall be carried out upon agreement of both parties, and the benefits obtained thereof shall be shared in accordance with their respective contributions.

If the research and development operations conducted by the Lab or SLSI in cooperation with us in China are regarded by PRC government authorities as human genetic resources research and development activities, we may be required to obtain approval from PRC governmental authorities to continue such operations and the Measures may adversely affect our rights to intellectual property developed from such operations. Our inability to access intellectual property, or our inability to obtain required approvals on a timely basis, or at all, could materially and adversely affect our operations in China, and our operating results and financial condition.

Erye will lose certain preferential tax concessions, which may cause our tax liabilities to increase and its profitability to decline.

The National People’s Congress of China enacted a new PRC Enterprise Income Tax Law, or the EIT Law, that went into effect on January 1, 2008. Domestic-invested enterprises and foreign-invested entities now are subject to enterprise income tax at a uniform rate of 25% unless they qualify for limited exceptions. During the transition period for enterprises established before March 16, 2007, the tax rate will gradually increase starting in 2008 and will be equal to the new tax rate in 2012. As a result, Erye will lose its preferential tax rates.

Because of the EIT Law, we expect that the tax liabilities of Erye will increase. Any future increase in the enterprise income tax rate applicable to Erye or other adverse tax treatments could increase Erye’s tax liabilities and reduce its net income, which could have a material adverse effect on Erye’s and our results of operations and financial condition.

Some of the laws and regulations governing our business in China are vague and subject to risks of interpretation.

Some of the PRC laws and regulations governing our business operations in China are vague and their official interpretation and enforcement may involve substantial uncertainty. These include, but are not limited to, laws and regulations governing our business and the enforcement and performance of our contractual arrangements in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. Despite their uncertainty, we will be required to comply.

New laws and regulations that affect existing and proposed businesses may be applied retroactively. Accordingly, the effectiveness of newly enacted laws, regulations or amendments may not be clear. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

In addition, pursuant to China’s Administrative Measures on the Foreign Investment in Commercial Sector, foreign enterprises are permitted to establish or invest in wholly foreign-owned enterprises or joint ventures that engage in wholesale or retail sales of pharmaceuticals in China subject to the implementation of relevant regulations. However, no specific regulations in this regard have been promulgated to date, which creates uncertainty. If specific regulations are not promulgated, or if any promulgated regulations contain clauses that cause an adverse impact to our operations in China, then our business, operating results and financial condition could be materially and adversely affected.

The laws and regulations governing the therapeutic use of stem cells in China are evolving. New PRC laws and regulations may impose conditions or requirements with which could materially and adversely affect our business.

As the stem cell therapy industry is at an early stage of development in China, new laws and regulations may be adopted in the future to address new issues that arise from time to time. As a result, substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to the stem cell therapy industry. There is no way to predict the content or scope of future Chinese stem cell regulation. There can be no assurance that the PRC government authorities will not issue new laws or regulations that impose conditions or requirements with which we cannot comply. Noncompliance could materially and adversely affect our business, results of operations and financial condition.

Until implementing rules are issued with regard to the PRC Antitrust Law, we are unable to determine whether our operations comply.

It is expected that a set of detailed implementing rules of the PRC Antitrust Law will be issued by the PRC government. We are now in the process of reviewing our current business model and business operation against the current PRC Antitrust Law. However, before the promulgation of such implementing rules, we are unable to determine whether we might be in violation of any aspects of the PRC Antitrust Law. A violation of the PRC Antitrust law could subject our operations to sanctions, fines and other governmental enforcement action any of which could have a material adverse effect on our business, results of operations and financial condition.

 We may be subject to fines and legal sanctions imposed by the SAFE or other PRC government authorities if we or our PRC employees fail to comply with recent PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens.

On April 6, 2007, the SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company,” referred to as Circular 78. It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from the SAFE prior to their participation in the plan. In addition, Circular 78 also requires PRC citizens to register with the SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007. The 2009 Non-U.S. Plan authorizes the grant of certain equity awards to our officers, directors and employees, some of whom are PRC citizens. Circular 78 may require our officers, directors and employees who receive option grants and are PRC citizens to register with the SAFE. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming. If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our officers, directors and employees through equity compensation would be hindered and our business operations may be adversely affected.

Failure to comply with the U.S. Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. There can be no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Under the EIT Law, we may be classified as a “resident enterprise” of the PRC, which could result in unfavorable tax consequences to us and to non-PRC stockholders.

Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes, although the dividends paid to one resident enterprise from another may qualify as “tax-exempt income.” The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. The EIT Law and its implementing rules are relatively new and ambiguous in terms of some definitions, requirements and detailed procedures, and currently no official interpretation or application of this new “resident enterprise” classification, other than for enterprises established outside of China whose main holding investor/s is/are enterprise/s established in China, is available; therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, the PRC could impose a 10% PRC tax on dividends we pay to our non-PRC stockholders and gains derived by our non-PRC stockholders from transferring our shares, if such income is considered PRC-sourced income by the relevant PRC authorities. In addition, we could be subject to a number of unfavorable PRC tax consequences, including: (a) we could be subject to enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations; and (b) although under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries through our sub-holding companies may qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to withholding tax. Any increase in the taxation of our PRC-based revenues could materially and adversely affect our business, operating results and financial condition.

Taxing authorities in the PRC may attempt to impose a capital gains tax on the transfer of the ownership of the 51% ownership interest in Erye.

Transactions involving the Merger of two non-PRC companies, but that result in the change in ownership of joint venture interests in the PRC, historically have not been taxed by the taxing authorities in the PRC. However, recently the taxing authorities in the PRC have levied capital gains tax at the rate of approximately 10% of the gain on a few real estate and mining transactions that resulted in a change in ownership in joint ventures located in the PRC. There can be no assurance that the PRC taxing authorities will not impose a capital gains tax of approximately 10% of the gain on the transfer to us of ownership of the 51% equity interests in Erye.

Risks Related to Our Securities

Our common stock has had limited trading volume.

Our common stock is currently listed on the NYSE Amex and has had limited trading volume since its listing on August 9, 2007.  Low volumes can result in fluctuating prices and downward pressure on the price per share should there develop an imbalance between the shares available for sale and the number of shares sought to be purchased.  We cannot assure you that the liquidity of our common stock will improve or that it will not decline from current levels. Our Class A Warrants also trade on the NYSE Amex, but have had very limited trading volume. Investors holding our common stock may find it difficult to dispose of such shares.

Our stock price has been and may continue to be volatile.

The price of our common stock has fluctuated widely in the past and may be more volatile in the future. In addition to our low stock trading volume, some of the other factors contributing to our stock’s price volatility include announcements of government regulation, new products or services introduced by us or by our competition, healthcare legislation, trends in health insurance, litigation, fluctuations in operating results, our success in commercializing our business, market conditions for healthcare stocks in general as well as economic recession. Any of these factors could have a significant impact on the price of our common stock.

 Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

CBH reported several material weaknesses in its internal control over financial reporting and concluded that it did not have effective internal control over financial reporting as of December 31, 2008 and September 30, 2009. If we fail to (1) remediate the material weaknesses identified in CBH’s internal control over financial reporting that are continuing with regard to Erye, and integrate CBH’s internal control over financial reporting pertaining to Erye with ours, or (2) we fail to maintain the adequacy of internal control over our financial reporting with regard to the financial condition and results of operations of Erye, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, as such standards are modified, supplemented or amended from time to time.

During the course of testing our disclosure controls and procedures and internal control over financial reporting, we may identify and disclose material weaknesses or significant deficiencies in internal control over financial reporting that will have to be remedied. Implementing any appropriate changes to our internal control may require specific compliance training of our directors, officers and employees, entail substantial costs in order to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal control over financial reporting, and any failure to maintain that adequacy or inability to produce accurate financial statements on a timely basis could result in our financial statements being unreliable, increase our operating costs and materially impair our ability to operate our business.

Failure to achieve and maintain effective internal control over financial reporting could result in a loss of investor confidence in our financial reports and could have a material adverse effect on our stock price. Additionally, failure to maintain effective internal control over our financial reporting could result in government investigation or sanctions by regulatory authorities.  Please see Item 9A – Management’s Annual Report in Internal Control Over Financial Reporting in our annual report on Form 10-K for a discussion of material weaknesses and the Company’s remediation efforts.

We have a significant number of securities convertible into, or allowing the purchase of our common stock. Investors could be subject to increased dilution. Also, the issuance of additional shares as a result of such conversion or purchase, or their subsequent sale, could adversely affect the price of our common stock.

Investors in our company will be subject to increased dilution upon conversion of our preferred stock and upon the exercise of outstanding stock options and warrants.  There were 54,298,821 shares of our common stock outstanding as of June 24, 2010.  As of that date, preferred stock outstanding could be converted into 10,000 shares of our common stock and stock options and warrants outstanding that are exercisable represented an additional 21,901,049 shares of our common stock that could be issued in the future.  Most of the outstanding shares of our common stock, as well as the vast majority of the shares of our common stock that may be issued under our outstanding options and warrants, are not restricted from trading or have the contractual right to be registered.

Any significant increase in the number of shares offered for sale could cause the supply of our common stock available for purchase in the market to exceed the purchase demand for our common stock. Such supply in excess of demand could cause the market price of our common stock to decline.

Actual and beneficial ownership of large quantities of our common stock by our executive officers, directors, and other substantial stockholders, may substantially reduce the influence of other stockholders.

As of June 24, 2010, our executive officers, directors, and 5%-or-more stockholders collectively beneficially owned 44,970,148 shares of our common stock.  These beneficial holdings represent 67.3% of our common stock on a fully-diluted basis. As a result, such persons may have the ability to exercise enhanced control over the approval process for actions that require stockholder approval, including: the election of our directors and the approval of mergers, sales of assets or other significant corporate transactions or other matters submitted for stockholder approval. Because of the beneficial ownership position of these persons and entities, other stockholders may have less influence over matters submitted for stockholder approval. Furthermore, at certain times the interests of our substantial stockholders may conflict with the interests of our other stockholders.

Some of our directors and officers have positions of responsibility with other entities, and therefore have loyalties and fiduciary obligations to both our company and such other entities. These dual positions subject such persons to conflicts of interest in related party transactions which may cause such related party transactions to have consequences to our company that are less favorable than those which our Company could have attained in comparable transactions with unaffiliated entities.

Eric H.C. Wei, a member of our Board of Directors, is also the Managing Partner of RimAsia Capital Partners, L.P., or RimAsia. RimAsia, a substantial stockholder of our company, beneficially owns 45.3% of our common stock as of June 24, 2010.  Mr. Shi Mingsheng (who became a director of our company in March 2010) and Madam Zhang Jian (the General Manager of Erye), together with certain other persons, have shared voting and dispositive power over the shares of our common stock held by Fullbright Finance Limited, or Fullbright.  Fullbright is a substantial stockholder of our company, and together with Mr. Shi, and Madam Zhang , beneficially owns 8.7% of our common stock as of June 24, 2010.  These relationships create, or, at a minimum, appear to create potential conflicts of interest when members of our company’s senior management are faced with decisions that could have different implications for our company and the other entities with which our directors or officers are associated.

Although our company has established procedures designed to ensure that material related party transactions are fair to the company, no assurance can be given as to how potentially conflicted board members or officers will evaluate their fiduciary duties to our company and to other entities that they may owe fiduciary duties, respectively, or how such individuals will act in such circumstances. Furthermore, the appearance of conflicts, even if such conflicts ultimately do not harm our company, might adversely affect the public’s perception of our business, as well as its relationship with its existing customers, licensors, licensees and service providers and its ability to enter into new relationships in the future.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.  Moreover, our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Investors will experience an immediate dilution in the net tangible book value per share of our common stock.

Since the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, investors will experience an immediate dilution in the net tangible book value of the common stock purchased in this offering.  See the section entitled “Dilution” below for a more detailed discussion of the dilution associated with this offering.

The issuance of the shares pursuant to this offering may depress the market value of our common stock.

A significant number of shares of common stock may be sold in the market following this offering, which may depress the market price of our common stock.  Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline.  If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common and sellers remain willing to sell the shares.  All of the shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act.

There is no public market for the warrants to purchase common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop.  In addition, we do not intend to apply for listing of the warrants on any securities exchange.  Without an active market, the liquidity of the warrants will be limited.

The warrants may not have any value if the price of our common stock does not exceed the price of the warrants during the period in which the warrants are exercisable.

The warrants, which have an exercise price of $2.75 per share, will terminate two years after the date the warrants first become exercisable.  In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants.  Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements regarding our future performance. All forward-looking information is inherently uncertain and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors, including those set forth under “Risk Factors” in this prospectus supplement and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition, such “Risk Factors” may be updated from time to time by our filings under the Securities Exchange Act of 1934. Forward-looking statements convey our current expectations or forecasts of future events. All statements contained in this prospectus supplement and the accompanying prospectus other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. With respect to the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements speak only as of the date each such statement is made. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise, and we do not intend to provide such updates.

USE OF PROCEEDS

We expect the net proceeds from this offering to be up to approximately $4,550,000 after deducting the placement agent fees, as described in “Plan of Distribution,” and other estimated offering expenses payable by us, which include legal, accounting, filing fee and various other fees and expenses associated with registering the securities and listing the common stock, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering.  We intend to use the net proceeds from the sale of the securities under this prospectus supplement for working capital and other general corporate purposes.  Pending use of the net proceeds of this offering, we intend to invest the net proceeds in short-term interest-bearing investment grade instruments.

DILUTION

Our net tangible book value on March 31, 2010 was $14,858,774, or $0.34 per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets.  “Net tangible book value per share” is net tangible book value divided by the total number of common shares outstanding.  After giving effect to the sale of 2,325,582 shares of common stock offered by us in this offering, our pro forma net tangible book value on March 31, 2010 would have been approximately $19,858,774, or $0.43 per share of common stock.

The adjustments made to determine pro forma net tangible book value per share are the following:

•	an increase in total assets to reflect the net proceeds of the offering as described under “Use of Proceeds;”

•	the addition of the number of shares offered by this prospectus supplement to the number of shares outstanding as of March 31, 2010;

•
the addition of 9,086,124 shares of our common stock issued on May 17, 2010 upon conversion of our Series C Convertible Redeemable Preferred Stock to the number of shares outstanding as of March 31, 2010; and

•
the addition of an aggregate of 63,792 and 685,226 shares of our common stock issued on May 19, 2010 and June 7, 2010, respectively, in connection with our equity line of credit arrangement with Commerce Court Small Cap Value Fund, Ltd.

The following table illustrates the pro forma increase in net tangible book value of $0.09 per share and the dilution (the difference between the offering price per share and net tangible book value per share) to new investors in this offering:

Public offering price per share	$2.15
Net tangible book value per share on March 31, 2010	0.34
Increase in net tangible book value per share attributable to this offering	0.09
Pro forma net tangible book value per share on March 31, 2010, after giving effect to the offering	0.43
Dilution per share to new investors in this offering	$1.72

The following table shows the difference between existing shareholders and new investors in this offering with respect to the number of shares purchased from us, the total consideration paid and the average price paid per share.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing shareholders	54,298,821	96%	$65,261,074	93%	$1.20
New investors	2,325,582	4%	$5,000,000	7%	$2.15
Total	56,624,402	100%	$70,261,074	100%	$1.24

The above discussion and tables are based on 43,947,142 shares of common stock outstanding at March 31, 2010, and do not include:

•	10,065,574 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.90 per share, under our stock plans;

•	4,195,099 shares of common stock issuable upon exercise of our outstanding warrants at a weighted average exercise price of $2.88 per share;

•	635,000 shares of our common stock issuable upon exercise of our outstanding Class A warrants at an exercise price of $6.00 per share;

•	12,932,512 shares of our common stock issuable upon exercise of our outstanding Class D warrants at an exercise price of $2.50 per share;

•	10,000 shares of our common stock issuable upon conversion of our Series B Convertible Redeemable Preferred Stock;

•	3,877,319 additional shares of common stock reserved for future issuance under our stock option plans; and

•
581,394 shares of common stock issuable upon exercise of warrants to be issued in connection with this offering and an additional 93,023 shares of common stock issuable upon the exercise of warrants to be issued to the placement agent in connection with this offering.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2010:

•	on an actual basis, without giving effect to this offering;

•
on an as adjusted basis to reflect (i) the sale of units offered by us, after deducting estimated offering expenses, (ii) the addition of an aggregate of 63,792 and 685,226 shares of our common stock issued on May 19, 2010 and June 7, 2010, respectively, in connection with our equity line of credit arrangement with Commerce Court Small Cap Value Fund, Ltd. and (iii) the conversion of 8,177,512 shares of our Series C convertible redeemable preferred stock into 9,086,124 shares of common stock on May 19, 2010.

This capitalization table should be read in conjunction with management’s discussion and analysis of results of operations and our consolidated financial statements and related notes included in our annual report on Form 10-K for the year ended March 31, 2010 and incorporated by reference into this prospectus supplement.

	As of March 31, 2010
	Actual	Pro Forma, As Adjusted

Total long-term liabilities	$11,853.8	$11,853.8
Convertible Redeemable Series C Preferred stock; 8,177,512 shares designated, liquidation value $12.50 per share; 8,177,512 shares issued and outstanding at March 31, 2010.	13,720.1	-

Shareholders’ equity

Preferred stock, par value $0.01, 20,000,000 shares authorized, 10,000 shares of Series B convertible redeemable preferred stock issued and outstanding pro forma and pro forma, as adjusted, and 8,177,512 shares and 0 shares of Series C convertible redeemable preferred stock issued and outstanding, pro forma and pro forma, as adjusted, respectively.	100	100

Common stock, par value $0.001, 500,000,000 shares authorized, 55,135,462 shares issued and outstanding, actual; 46,272,723 shares issued and outstanding, pro forma, as adjusted (1)	43.9	55.1

Additional paid in capital	106,329.4	126,390

Accumulated other comprehensive loss, net	(54.7)	(54.7)

Retained deficit	(76,385.0)	(76,385.0)

Total shareholders’ equity	29,933.8	50,006.0

Total capitalization	$65,261.0	85,333.3

(1)	Outstanding shares of common stock as of March 31, 2010 does not include:

•	10,065,574 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.90 per share, under our stock plans;

•	4,195,099 shares of common stock issuable upon exercise of our outstanding warrants to purchase at a weighted average exercise price of $2.88 per share;

•	635,000 shares of our common stock issuable upon exercise of our outstanding Class A warrants at an exercise price of $6.00 per share;

•	12,932,512 shares of our common stock issuable upon exercise of our outstanding Class D warrants at an exercise price of $2.50 per share;

•	10,000 shares of our common stock issuable upon conversion of our Series B Convertible Redeemable Preferred Stock;

•	9,086,124 shares of our common stock issuable upon conversion of our Series C Convertible Preferred Stock at a conversion price of $0.90 per share;

•	3,877,319 additional shares of common stock reserved for future issuance under our stock option plans; and

•
581,394 shares of common stock issuable upon exercise of warrants to be issued in connection with this offering and an additional 93,023 shares of common stock issuable upon the exercise of warrants to be issued to the placement agent in connection with this offering.

DIVIDENDS AND DIVIDEND POLICY

Holders of our common stock are entitled to dividends when, as, and if declared by our Board of Directors out of funds legally available therefore. We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future.  We currently intend to retain any future earnings to fund the development and growth of our business. Future dividend policy is subject to the discretion of our Board of Directors, subject to certain qualifications described below.

We rely on dividend payments from our subsidiaries, NeoStem (China), Inc., or NeoStem (China) and CBH Acquisition LLC, or Merger Sub, now China Biopharmaceuticals Holdings, Inc., that is the holder of our 51% interest in Erye, which may, from time to time, be subject to certain restrictions on their ability make distributions to us.  PRC accounting standards and regulations currently permit payment of dividends only out of accumulated profits, a portion of which must be set aside to fund certain reserve funds. Our inability to receive all of the revenues from NeoStem (China) and Merger Sub may in turn provide an additional obstacle to our ability to pay dividends on our common stock in the future. Additionally, because the PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC, shortages in the availability of foreign currency may occur, which could restrict our ability to remit sufficient foreign currency to pay dividends.

Finally, any distributions we may receive by reason of our ownership of a 51% interest in Erye will be subject to the provisions of the Joint Venture Agreement, which presently provides that, for the next three years, we will receive annual distributions of only six percent of Erye’s net profit.

 DESCRIPTION OF SECURITIES BEING OFFERED

The following summary of certain provisions of the securities being offered pursuant to this prospectus supplement and accompanying prospectus supplement does not purport to be complete. You should refer to our amended and restated certificate of incorporation and our amended and restated bylaws, both of which are on file with the SEC as exhibits to previous SEC filings.  The summary below is also qualified by provisions of applicable law.

Units

We are offering 2,325,582 units, with each unit consisting of one share of our common stock and a warrant to purchase 0.25 of a share of our common stock (and the shares of common stock issuable from time to time upon exercise of the offered warrants), to certain investors pursuant to this prospectus supplement and the accompanying prospectus.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.001 per share.  Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote.  Holders of our common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in the amounts and at times as may be declared by our Board of Directors out of funds legally available. Upon liquidation or dissolution, holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of our preferred stock. Holders of our common stock have no redemption, conversion or preemptive rights.

As of June 24, 2010, we had 54,298,821 shares of common stock issued and outstanding, exclusive of the following.

•	11,457,214 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.95 per share, under our stock plans;

•	3,710,099 shares of common stock issuable upon exercise of our outstanding warrants to purchase at a weighted average exercise price of $2.98 per share;

•	635,000 shares of our common stock issuable upon exercise of our outstanding Class A warrants at an exercise price of $6.00 per share;

•	12,932,512 shares of our common stock issuable upon exercise of our outstanding Class D warrants at an exercise price of $2.50 per share;

•	10,000 shares of our common stock issuable upon conversion of our Series B Convertible Redeemable Preferred Stock;

•	10,394,142 additional shares of common stock reserved for future issuance under our stock option plans; and

•
581,394 shares of common stock issuable upon exercise of warrants to be issued in connection with this offering and an additional 93,023 shares of common stock issuable upon the exercise of warrants to be issued to the placement agent in connection with this offering.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.  Its address is 17 Battery Place, New York, New York, 10004 and its telephone number is (212) 509-4000.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below.

Term; Exercise Price and Exercisability.  The warrants to be issued in this offering represent the rights to purchase up to an aggregate of 581,394 shares of our common stock at an exercise price of $2.75 per share.  Each warrant will be exercisable for a period of two years commencing on the closing date.   The number of warrant shares that may be acquired by any holder upon any exercise of the warrant will be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to change this beneficial ownership limitation from 4.99% to 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) upon providing us with not less than 61 days’ prior written notice.

Manner of Exercise.  Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price by wire transfer or cashier’s check drawn on a United States bank, for the number of shares with respect to which the warrant is being exercised.  Warrants may be exercised in whole or in part, but only for full shares of common stock.   We provide certain buy-in rights to a holder if we fail to deliver the shares of common stock underlying the warrants by the second trading day after the date on which delivery of the stock certificate is required by the warrant.  The buy-in rights apply if after the second trading day on which delivery of the stock certificate is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of our common stock to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from us upon exercise of the warrant.  In such event, we will:

•
pay in cash to the holder the amount equal to the excess (if any) of the buy-in price (including brokerage commissions, if any) over the product of (A) the number of warrant shares that we were required to deliver to the holder in connection with the exercise at issue, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and

•
at the election of holder, either (A) reinstate the portion of the warrant as to such number of shares of common stock for which such exercise was not honored, or (B) deliver to the holder a certificate or certificates representing such number of shares of common stock that would have been exercised had we timely complied with our exercise and delivery obligations.

  If the holder of a warrant desires to exercise its warrant and sell the shares issuable upon exercise of its warrant and there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants, in lieu of exercising its warrant by payment of a wire transfer or cashier’s check, the holder may elect to receive shares equal to the value of such holder’s warrant by surrender of the warrant to us, together with a properly endorsed notice of exercise. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average price for the shares of our common stock on the trading day immediately prior to the date of exercise and the applicable exercise price of the warrants.

The shares of common stock issuable on exercise of the warrants will be, when issued and paid for in accordance with the warrants, duly authorized, validly issued and fully paid and non-assessable.  We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

Call Provision.  Subject to certain exceptions, while the warrants are outstanding, if the volume weighted average price of a share of our common stock for each of 10 consecutive Trading Days (the “Measurement Period”) exceeds $4.50 (subject to adjustment), (ii) the average daily volume for such Measurement Period exceeds $100,000 per Trading Day (subject to adjustment) and (iii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by us, then we may, within 1 Trading Day of the end of such Measurement Period, upon notice, call for cancellation of all or any portion of the warrants (a "Call") for consideration equal to $0.001 per Share.   Our right to Call the warrants shall be exercised ratably among the Holders based on each Holder’s initial purchase of warrants from us.

Fundamental Transaction.  If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding common stock or (4) we effect any reclassification or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property (or the occurrence of any analogous proceeding) affecting our company each, a “Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.  Any successor to us or surviving entity will assume the obligations under the warrant.

Certain Adjustments.  The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.  Additionally, the exercise price of the warrants issued to the investors is subject to certain adjustments if we (i) issue rights, options or warrants to all holders of common stock (and not to the warrant holder) entitling them to subscribe for or purchase shares of common stock at a price per share less than the volume weighted average price (the “VWAP”) of the common stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, or (ii) distribute to all holders of common stock (and not to the warrant holder) evidences of our indebtedness or assets (including cash and cash dividends) or rights or warrants to purchase any security.

Delivery of Certificates.  Upon the holder’s exercise of a warrant, we will promptly, but in no event later than three business days after the exercise date (referred to as the “exercise share delivery date”), issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the warrant.  In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions.

Notice of Corporate Action.  We will provide at least 20 days’ prior notice to holders of the warrants in advance of certain record or effective dates (as specified below) in connection with the following corporate events, to provide the holders of the warrants with the opportunity to exercise their warrants and hold common stock:

•	if we declare a dividend (or any other distribution in whatever form) on our common stock;

▪	if we declare a special nonrecurring cash dividend on or a redemption of common stock;

•	if we authorize the granting to all holders of our common stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

•
if the approval of any of our stockholders shall be required in connection with any reclassification of our common stock, any consolidation or merger to which our company is a party, any sale or transfer of all or substantially all of our assets, or any compulsory share exchange whereby our common stock is converted into other securities, cash or property; or

•	if we authorize the voluntary or involuntary liquidation or winding up of the affairs of the Company,

then, in each case, we will mail to the holders of the warrants, at least 20 days prior to the applicable record or effective date specified below, a notice stating:

•
the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of our common stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or

▪
the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of record of our common stock will be entitled to exchange their shares of common stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

No holders of the warrants will possess any rights as a stockholder under those warrants until the holder exercises those warrants.

Transferability.  The warrants may be transferred independent of the common stock they were issued with, on a form of assignment, subject to all applicable laws.

Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the  warrants.  As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Exchange Listing.  We do not plan on making an application to list the warrants on the NYSE Amex or any other national securities exchange or recognized trading system.  The common stock underlying the warrants is listed on the NYSE Amex.

The description of the warrants contained herein does not purport to be complete and is qualified in its entirety by reference to the form of warrant, which will be filed as an exhibit to a Current Report on Form 8-K to be filed with the SEC by us in connection with this offering.

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement, dated as of June 24, 2010, with Rodman & Renshaw, LLC, which we refer to as the placement agency agreement.  Subject to the terms and conditions contained in the placement agency agreement, Rodman & Renshaw, LLC has agreed to act as our placement agent in connection with this offering.  The placement agent is not purchasing or selling any securities offered by this prospectus supplement and the accompanying prospectus, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities, but the placement agent has agreed to use its reasonable best efforts to arrange for the sale of all of the securities in this offering and has proposed to arrange for the sale to one or more purchasers of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.  There is no requirement that any minimum number of units or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered.

The placement agency agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel.   We currently anticipate that the closing of this offering will take place on or about June 30, 2010.  On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	the placement agent will receive the placement agent fees in accordance with the terms of the placement agency agreement; and

•	we will deliver the units to the investors.

Unless the investors have requested physical delivery, we will deposit the shares of common stock with The Depository Trust Company upon receiving notice from the placement agent.  At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the investors.

We have agreed to pay the placement agent an aggregate fee equal to 6% of the gross proceeds received by us from investors in connection with the sale of units in this offering.   Subject to compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110(f)(2)(D), we will also reimburse the placement agent for legal and other expenses incurred by it in connection with this offering in an amount equal to 0.8% of the aggregate offering proceeds but in no event more than $40,000.  The placement agent also will receive warrants to purchase up to 93,023 shares of our common stock, representing 4% of the aggregate number of shares of common stock included in the units that are sold in the offering, with an exercise price of $2.6875 per share and an expiration date of June 30, 2015 (the fifth year anniversary of the effective date of the registration statement).  We may call the placement agent warrants in the event that the common stock trades over $4.50 per share for 10 consecutive trading days.  Pursuant to FINRA Rule 5110(g), for a period of six months after the issuance date of the placement agent warrants, neither the placement agent warrants nor any shares issued upon exercise of the placement agent warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:

•	by operation of law or by reason of reorganization of our company;

•
to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

•	if the aggregate amount of securities of our company held by the holder of the warrant or related person do not exceed 1% of the securities being offered;

•
that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The estimated offering expenses payable by us, in addition to the aggregate fees of $300,000 due to the placement agent, are approximately $150,000, which includes legal, accounting and filing fees various other fees and expenses associated with registering the securities and listing the common stock.  After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $4,550,000 if the maximum number of units are sold.  The following table shows the per unit and total commissions we will pay to the placement agent in connection with the sale of the units offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the units offered hereby and excluding proceeds that we may receive upon exercise of the warrants.

Per unit placement agent fees	$0.13
Maximum offering total	$300,000

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agency agreement.  We also have agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The placement agent has informed us that it will not engage in over allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

From time to time in the ordinary course of business, the placement agent or its affiliates may in the future engage in investment banking and/or other services with us for which they may receive compensation, but we have no current agreement in place with the placement agent.

Our common stock is traded on the NYSE Amex under the symbol “NBS.”  The warrants to purchase common stock issued to the investors in this offering are not expected to be eligible for trading on any market.  The transfer agent for our common stock to be issued in this offering is Continental Stock Transfer & Trust Company.   We will act as transfer agent for the warrants being offered hereby.

The purchase price per unit and the exercise price for the warrants were determined based on current market factors and discussions with the placement agent.

The description of the placement agent agreement contained herein does not purport to be  complete and is qualified in its entirety by reference to the placement agent agreement.  A copy of the placement agent agreement will be filed as an exhibit to a Current Report on Form 8-K to be filed with the SEC by us in connection with this offering.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by the placement agents and the placement agents may distribute the prospectus supplement and the accompanying prospectus electronically.  Additional information is set forth under the caption “Plan of Distribution” in the accompanying prospectus.  For more information, please see the section entitled “Incorporation of Certain Information by Reference” in this prospectus supplement.

LEGAL MATTERS

Certain legal matters relating to the validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Lowenstein Sandler PC,
Roseland, New Jersey.   The placement agent is being represented in connection with this offering by Weinstein Smith LLP, New York, New York.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room, which is located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room.  In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  Copies of our SEC filings are also available through our website (http://www.neostem.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC.  We do not incorporate by reference into this prospectus supplement or the accompanying prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 to register the common stock offered by this prospectus supplement.  This prospectus supplement, which along with the accompanying prospectus, constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits to the registration statement.  A copy of the registration statement may be inspected, without charge, at the offices of the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549, upon the payment of any fees required by the SEC.  The registration statement is also available on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information.  Any information that we incorporate by reference is considered part of this prospectus supplement.

Information contained in this prospectus supplement and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.  Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The following documents previously filed by us with the SEC are incorporated in this registration statement by reference.

(a)	Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 31, 2010.

(b)	Definitive Proxy Statement for our 2010 Annual Meeting of Stockholders, filed on April 28, 2010.

(c)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 17, 2010.

(d)
Current Reports on Form 8-K and amendments thereto filed on November 4, 2009 (as amended on January 5, 2010), January 7, 2010, February 12, 2010, February 19, 2010, March 16, 2010 (as amended on April 6, 2010), March 17, 2010, March 18, 2010, April 1, 2010, May 19, 2010, May 21, 2010, June 2, 2010, June 4, 2010, June 8, 2010, June 11, 2010 and June 18, 2010 (excluding any information deemed furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

(e)
Description of our common stock contained in the Registration Statement on Form 8-A, declared effective on August 8, 2007 (including any amendment or report filed with the SEC for the purpose of updating such description).

All reports and other documents that we file pursuant to Section 13(a) and 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this prospectus and to be a apart hereof from the date of filing of such reports and documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in such filings, at no cost, upon written or oral request made to:

NeoStem, Inc.
420 Lexington Avenue, Suite 450
New York, NY 10170
Catherine M. Vaczy, Esq., Vice President and General Counsel
(212) 584-4180

You should rely only on the information provided in and incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-166169

PROSPECTUS

$45,000,000

NEOSTEM, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time offer and sell common stock, preferred stock, debt securities, warrants and units, having an aggregate offering price of up to $45,000,000.  We may offer and sell these securities separately or together in any combination.  We may offer and sell these securities to or through underwriters, directly to investors or through agents.  We will specify the terms of the securities, and the names of any underwriters or agents and their respective compensation, in supplements to this prospectus.

Our common stock is listed on the on the NYSE Amex and traded under the symbol “NBS.”  The closing bid price of our common stock on the NYSE Amex on May 14, 2010 was $3.41 per share.  As of May 14, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $28,384,459.  We have not offered any of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risks.  See “Risk Factors” at page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

We may also offer from time to time shares of our common stock pursuant to this prospectus and any applicable prospectus supplement in accordance with the terms of a common stock purchase agreement we have entered into with Commerce Court Small Cap Value Fund, Ltd., or Commerce Court.  The terms of the common stock purchase agreement are described in this prospectus under the section entitled “Plan of Distribution.”  Commerce Court is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, with respect to the shares of our common stock that we may offer pursuant to the common stock purchase agreement, and any profits on the sales of shares of our common stock by Commerce Court and any discounts, commissions or concessions received by Commerce Court may be deemed to be underwriting discounts and commissions under the Securities. Act.  We agreed to issue Commerce Court pursuant to the registration statement of which this prospectus forms a part, in consideration of its execution and delivery of the stock purchase agreement, 63,792 shares of our common stock, and this prospectus covers the sale to the public of those shares.  We expect to deliver to Commerce Court the above-referenced shares of common stock on or about May 21, 2010.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is May 19, 2010.

TABLE OF CONTENTS

About This Prospectus	1
NeoStem, Inc.	1
Risk Factors	2
Special Note Regarding Forward-Looking Statements	2
Use of Proceeds	2
The Securities We May Offer	3
Description of Capital Stock	3
Description of Debt Securities	9
Description of Warrants	18
Description of Units	20
Plan of Distribution	21
Validity of Securities	25
Experts	25
Incorporation of Certain Information by Reference	25
Where You Can Find More Information	26

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by NeoStem, Inc. or any such person.  Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of NeoStem, Inc. since the date hereof.  This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, using a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $45,000,000.  We have provided to you in this prospectus a general description of the securities we may offer.  Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering.  We may also add, update or change in the prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you any of the information contained in this prospectus.  To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any free writing prospectus we may authorize to be delivered to you, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.  This prospectus, together with the applicable prospectus supplements and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to this offering.

An investment in our securities involves certain risks that should be carefully considered by prospective investors.  See “Risk Factors.”

You should read this prospectus and any prospectus supplement as well as additional information described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” on pages 25 and 26, respectively.

NEOSTEM, INC.

In 2009, through our expansion efforts within the People’s Republic of China (“China” or the “PRC”), and with the acquisition of a controlling interest in Suzhou Erye Pharmaceuticals Company Ltd. (“Erye”), we transitioned into a multi-dimensional international biopharmaceutical company with product and service revenues, global research and development capabilities and operations in three distinct business units: (i) U.S. adult stem cells, (ii) China adult stem cells and (iii) China pharmaceuticals, primarily antibiotics. These business units are expected to provide platforms for the accelerated development and commercialization of innovative technologies and products in both the U.S. and China.

In the U.S. we are a leading provider of adult stem cell collection, processing and storage services enabling healthy individuals to donate and store their stem cells for personal therapeutic use.  Similar to the banking of cord blood, pre-donating cells at a younger age helps to ensure a supply of one’s own stem cells should they be needed for future medical treatment.  Our current network of U.S. adult stem cell collection centers is focused primarily on the Southern California and Northeast markets and during 2010 we have begun to enter into new agreements for collection centers with the goal of expanding our coverage to ten centers by the end of 2010.  In addition to our services, we are conducting research and development activities on our own at our new laboratory facility in Cambridge, Massachusetts and through collaborations in pursuit of diagnostic and therapeutic applications using autologous adult stem cells, including applications using our VSELTM technology, with regard to very small embryonic-like stem cells, which we license from the University of Louisville.

In 2009, we began several China-based, adult stem cell initiatives including: (i) creating a separate China-based stem cell operation, (ii) constructing a stem cell research and development laboratory and processing facility in Beijing, (iii) establishing relationships with hospitals to provide stem cell-based therapies, and (iv) obtaining product licenses covering several adult stem cell therapeutics focused on regenerative medicine.  In 2010, we expect to begin offering stem cell banking services and certain stem cell therapies to patients in China, as well as to foreigners traveling to China seeking medical treatments that are either unavailable or cost prohibitive in their home countries.

The cornerstone of our China pharmaceuticals business is the 51% ownership interest we acquired in Erye in October 2009.  Erye was founded more than 50 years ago and represents an established, vertically-integrated pharmaceutical business.  Historically, Erye has concentrated its efforts on the manufacturing and distribution of generic antibiotic products and has received more than 160 production certificates from the State Food and Drug Administration of China, or SFDA, covering both antibiotic prescription drugs and active pharmaceutical intermediates (APIs).  Erye’s revenue for 2009 was approximately $61 million.

Our website address is www.neostem.com.  The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.  We have included our website address as an inactive technical reference only.

NeoStem, Inc. was incorporated under the laws of the State of Delaware in September 1980 under the name Fidelity Medical Services, Inc., and commenced operations in our current line of business in January 2006.  On October 30, 2009, we completed a merger with China Biopharmaceuticals Holdings, Inc., the former owner of the 51% interest in Erye.  Our principal executive offices are located at 420 Lexington Avenue, Suite 450, New York, New York 10170, and our telephone number is (212) 584-4180.  Unless otherwise stated, all references to “us,” “our,” “NeoStem,” “we,” the “Company” and similar designations refer to NeoStem, Inc.

RISK FACTORS

Investing in our securities involves risk.  Please see the risk factors under the heading “Risk Factors” located on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2009 and on page 38 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 on file with the Securities and Exchange Commission.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.  The risks and uncertainties we have described are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, that we include in this prospectus, any prospectus supplement, and in the documents we incorporate by reference in this prospectus, may be deemed forward-looking statements for purposes of the Securities Act and the Exchange Act.  We use the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus.  You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, and any document incorporated by reference.  We caution you that we do not undertake any obligation to update forward-looking statements made by us.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.  Although we have no present plans or intentions, we may use a portion of the net proceeds to acquire or invest in complementary businesses.  We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities.  Pending the use of the net proceeds, we may use the net proceeds to invest in investment-grade, interest-bearing securities.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.  We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase any of the securities listed above; and

•	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as “securities.”  The total dollar amount of all securities that we may sell will not exceed $45,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our articles of incorporation and bylaws, and our Class A warrants and Class D warrants.  The summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and bylaws and the Class A warrants and Class D warrants, each as amended to date, and to the provisions of the General Corporation Law of the State of Delaware, as amended, or the Delaware General Corporation Law.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.001 per share.  Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote.  Holders of our common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in the amounts and at times as may be declared by our Board of Directors out of funds legally available. Upon liquidation or dissolution, holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of our preferred stock. Holders of our common stock have no redemption, conversion or preemptive rights.

As of May 17, 2010, we had 53,034,089 shares of common stock issued and outstanding, exclusive of existing options and warrants and the shares to be issued in this offering.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of common stock.  The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, or delaying or preventing a change in control of our company, all without further action by our stockholders.

As of May 17, 2010, there were 825,000 shares of our Series B Convertible Redeemable Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), authorized for issuance, 10,000 shares of which were outstanding.

Series B Preferred Stock

The Series B Preferred Stock ranks pari passu with our common stock with respect to the payment of dividends and to the distribution of assets upon liquidation, dissolution or winding up.  So long as any shares of the Series B Preferred Stock are outstanding, no dividend shall be declared or paid or set aside for payment or other distribution declared or made upon our common stock or upon any other stock ranking junior to, or on a parity with, the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, unless, in the case of our preferred stock, the same dividend is declared, paid or set aside for payment on all outstanding shares of the Series B Preferred Stock or in the case of our common stock, ten times such dividend per share is declared, paid or set aside for payment on each outstanding share of our Series B Preferred Stock.

Except as otherwise provided by law, each share of the Series B Preferred Stock has the same voting rights as ten shares of our common stock and the holders of the Series B Preferred Stock and our common stock shall vote together as one class on all matters.   The holder of any share of Series B Preferred Stock has the right, at such holder’s option, to convert such share into one fully paid and non-assessable share of our common stock, subject to adjustment.

In the event of any voluntary or involuntary dissolution, liquidation or winding up of our company, after any distribution of assets is made to the holders of any other class or series of stock that ranks prior to the Series B Preferred Stock in respect of distributions upon the liquidation of our company, the holder of each share of Series B Preferred Stock then outstanding shall be entitled to be paid out of our assets available for distribution to our stockholders, an amount on a pari passu basis equal to ten times the amount per share distributed to the holders of our common stock.  After payment of the full amount of the distribution to which they are entitled, the holders of shares of the Series B Preferred Stock will not be entitled to any further participation in any distribution of assets by the corporation.

Shares of Series B Preferred Stock issued and reacquired by us shall have the status of authorized and unissued shares of preferred stock, undesignated as to series, subject to later issuance.  Holders of shares of Series B Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the corporation.

Options

As of May 17, 2010, we had outstanding options to purchase an aggregate of 10,265,574 shares of our common stock with exercise prices ranging from $0.71 to $15.00 per share, with an approximate weighted average exercise price of $1.90 per share.  The shares of our common stock underlying all such options are currently registered for sale with the SEC.

Warrants

As of May 17, 2010, we had outstanding (i) warrants to purchase an aggregate of 4,145,099 shares of our common stock with exercise prices ranging from $0.50 to $6.50 or an approximate weighted average exercise price of $2.86 per share, (ii) Class A warrants to purchase an aggregate of 635,000 shares of our common stock at an exercise price of $6.00 per share and (iii) Class D warrants to purchase 12,932,512 shares of our common stock at an exercise price of $2.50 per share.  The holders of a vast majority of such warrants have registration rights for the shares underlying the warrants.

Class A Warrants

Each Class A warrant entitles the holder to purchase one share of our common stock at an exercise price per share of $6.00. The exercise price per share of each Class A warrant is subject to adjustment upon the occurrence of certain events as provided in the Class A warrant certificate and summarized below.  The Class A warrants may be exercised at any time until July 16, 2012, which is the expiration date, unless redeemed. The Class A warrants which have not previously been exercised will expire on the expiration date.  A Class A warrant holder will not be deemed to be a holder of the underlying common stock for any purpose until the Class A warrant has been properly exercised.

In the event our common stock is trading at a price equal to or exceeding the redemption threshold of $8.00 per share for 20 consecutive trading days, we have the option to call the Class A warrants.  If the holders of the Class A warrants have not exercised the Class A warrants within 30 days of the written notice to call, we may redeem the Class A warrants at $0.001 per warrant.  We will send the written notice of call by first class mail to Class A warrant holders at their last known addresses appearing on the registration records maintained by the transfer agent for the Class A warrants.  No other form of notice by publication or otherwise will be required.  If we call any Class A warrants for redemption, they will be exercisable until the close of business on the business day next preceding the specified redemption date.

A Class A warrant holder may exercise our Class A warrants only if an appropriate registration statement is then in effect with the SEC and if the shares of our common stock underlying the Class A warrants are qualified for sale under the securities laws of the state in which the holder resides.

During the term of the Class A warrants, the holders thereof are given the opportunity to profit from a rise in the market of our common stock, with a resulting dilution in the interest of all other stockholders.  So long as the Class A warrants are outstanding, the terms on which we could obtain additional capital may be adversely affected. The holders of the Class A warrants might be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided by the Class A warrants.

The exercise price and redemption price of the Class A warrants are subject to adjustment in specified circumstances, including in the event we declare any stock dividend to stockholders or effect any split or reverse split with respect to our common stock after the issuance thereof.  Therefore, if we effect any stock split or reverse split with respect to our common stock, the exercise price in effect immediately prior to such stock split or reverse split will be proportionately reduced or increased, respectively.  Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a Class A warrant or, if we elect, an adjustment of the number of Class A warrants outstanding. The Class A warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of our common stock for less than the exercise price of the Class A warrants or the current market price of our common stock.

Until exercised, the Class A warrants will have no voting, dividend or other stockholder rights.

Class D Warrants

Each Class D Warrant entitles the holder to purchase one share of our common stock at an exercise price per share of $2.50.  The exercise price per share of each Class D warrant is subject to adjustment upon the occurrence of certain events as provided in the Class D warrant certificate and summarized below. The Class D warrants may be exercised at any time during their five year term, or eight year term in the case of a Class D warrant to purchase an aggregate of 4,000,000 shares held by RimAsia Capital Partners, L.P., a Cayman Islands exempted limited partnership and an affiliate of the Company (“RimAsia”), unless redeemed.  The Class D warrants which have not been previously exercised will expire at the expiration date.  A Class D warrant holder will not be deemed to be a holder of the underlying common stock for any purpose until the Class D warrant is exercised.

In the event our common stock is trading at a per share price equal to or exceeding the redemption threshold of $3.50, or $5.00 in the case of the Class D warrant held by RimAsia, for twenty consecutive trading days, we have the option to call the Class D warrants.  If the holders of Class D warrants have not exercised the Class D Warrants within 30 days of the written notice to call, we may redeem the Class D warrants at $0.001 per warrant.  We will send the written notice of call by first class mail to Class D warrant holders at their last known addresses appearing on the registration records maintained by the transfer agent of the Class D warrants.  No other form of notice by publication or otherwise will be required.  If we call any Class D Warrants for redemption, they will be exercisable until close of business on the business day next preceding the specified redemption date.

The exercise price and redemption price of the Class D warrants are subject to adjustment in specified circumstances, including in the event we declare any stock dividend to stockholders or effect any split or reverse split with respect to our common stock after the issuance thereof.  Therefore, if we effect any stock split or reverse split with respect to our common stock, the exercise price in effect immediately prior to such stock split or reverse split will be proportionately reduced or increased, respectively.  Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a Class D warrant or, if we elect, an adjustment of the number of Class D warrants outstanding.  The Class D warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of our common stock for less than the exercise price of the Class D warrants or the current market price of our common stock.

Until exercised, the Class D warrants will have no voting, dividend or other stockholder rights.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our Amended and Restated Certificate of Incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Classified Board of Directors.  Pursuant to Article ELEVENTH of our Amended and Restated Certificate of Incorporation, the directors constituting our Board of Directors are classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as possible. In implementing the classified Board, our Board of Directors assigned members of the Board of Directors already in office into three classes, with one class assigned a term expiring at the annual meeting of stockholders to be held in 2010, a second class assigned a term expiring at the annual meeting of stockholders to be held in 2011, and a third class assigned a term expiring at the annual meeting of stockholders to be held in 2012, with each class to hold office until its successor is elected and qualified. At each annual meeting of stockholders commencing with the election in 2010, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Pursuant to the Delaware General Corporation Law, if a board of directors is classified, unless the certificate of incorporation otherwise provides, members of the board of directors may be removed by the stockholders before the expiration of their respective terms only for cause.

Our classified Board of Directors may have an anti-takeover effect of making more difficult and discouraging a takeover attempt, merger, tender offer, or proxy fight. Additionally, our classified Board of Directors extends the time it would take for holders of a majority of our shares to remove incumbent management to obtain control of the Board of Directors. That is, as a general matter a majority stockholder could not obtain control of the Board of Directors until the second annual stockholder’s meeting after it acquired a majority of the voting stock. Our classified Board of Directors may have the effect of making it more difficult for stockholders to remove our existing management.

Removal of Directors.  Our bylaws provide that any one or more or all of our directors may be removed with cause only by the holders of at least a majority of the shares then entitled to vote at an election of our directors. No director may be removed by the stockholders without cause prior to the expiration of his or her term. Pursuant to the Delaware General Corporation Law, if a board of directors is classified (as is our Board of Directors), unless the certificate of incorporation otherwise provides, members of the board of directors may be removed by the stockholders before the expiration of their respective terms only for cause.

Special Meetings.  Our bylaws provide that special meetings of our stockholders may, unless otherwise prescribed by law, be called by our Chairman of the Board (if any), our Board of Directors or our Chief Executive Officer and shall be held at such place, on such date and at such time as shall be fixed by our Board of Directors or the person calling the meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

Undesignated Preferred Stock.  The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. The ability to issue preferred stock may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Delaware Anti-Takeover Statute.  The provisions of Delaware law, our Amended and Restated Certificate of Incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•
on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder.  An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.  We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance.  We also anticipate that Section 203 may discourage attempted acquisitions that might result in a premium over the market price for the shares of our common stock held by stockholders.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval.  We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.  In addition, the Board of Directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation.  The purpose of authorizing the Board of Directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances.  The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Section 145 of the Delaware General Corporation Law, permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations.  Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation.  Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.  Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Indemnification Agreements

We have entered into indemnification agreements with each of our Chief Executive Officer, Chief Financial Officer, General Counsel, certain other employees and each of our directors pursuant to which we have agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is our director, officer, employee, agent or fiduciary.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.  Its address is 17 Battery Place, New York, New York, 10004 and its telephone number is (212) 509-4000.

DESCRIPTION OF DEBT SECURITIES

We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes. The notes will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”), our senior subordinated debt (“senior subordinated debt securities”), our subordinated debt (“subordinated debt securities”) or our junior subordinated debt (“junior subordinated debt securities” and, together with the senior subordinated debt securities and the subordinated debt securities, the “subordinated securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

We have summarized herein certain terms and provisions of the form of indenture (the “indenture”). The summary is not complete and is qualified in its entirety by reference to the actual text of the indenture. The indenture is an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	the limit, if any, upon the aggregate principal amount or issue price of the debt securities of a series;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including any debt of any of our subsidiaries;

•	the price or prices at which the debt securities will be issued;

•	the designation, aggregate principal amount and authorized denominations of the series of debt securities;

•	the issue date or dates of the series and the maturity date of the series;

•	whether the securities will be issued at par or at a premium over or a discount from their face amount;

•	the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;

•	the right, if any, to extend interest payment periods and the duration of the extension;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the currency of denomination of the securities;

•	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;

•
if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	the dates on which premium, if any, will be paid;

•
any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period; and

•	other specific terms, including any additional events of default or covenants.

We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

The indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:

•
either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all our or our subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the due performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

•
immediately after giving effect to such transactions, no Event of Default described under the caption “Events of Default and Remedies” below or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Events of Default and Remedies

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

(1)           default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2)           default in paying principal, or premium, if any, on the debt securities when due;

(3)           default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4)           default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5)           certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(6)           any other Event of Default provided with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that we may have outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

No holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a successor to the trustee;

•	cure ambiguities, defects or inconsistencies;

•
provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “— Merger, Consolidation or Sale of Assets”;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors or co-obligors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	add additional Events of Default with respect to the debt securities of any series;

•	add additional provisions as may be expressly permitted by the Trust Indenture Act;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	change the method of computing the amount of principal or any interest of any debt security;

•	change or waive the redemption or repayment provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid or the place of payment;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking or priority of the debt securities of any series; or

•	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•
all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•
our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies,” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount; or

•
U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•
no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•
the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;

•
the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

Form of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities.  DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants.  The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Governing Law

The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates.  While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.  If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series.  We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement.  We may enter into a warrant agreement with a warrant agent.  If we engage a warrant agent, each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000.  We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement.  We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise.  If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.  If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.  The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers.  The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement.  We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  We may use underwriters with whom we have a material relationship.  We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

We may engage in “at the market” offerings of our common stock, which are offerings into an existing trading market, at other than a fixed price, on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

We may sell securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, our agent will act on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

All securities we offer other than common stock will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

            We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed.  However, underwriters may engage in the following activities in accordance with the rules:

•
Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•
Over-allotments and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering.  This over-allotment creates a short position for the underwriters.  This short position may involve either “covered” short sales or “naked” short sales.  Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in any underwritten offering.  The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market.  To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option.  Naked short sales are short sales in excess of the over-allotment option.  The underwriters must close out any naked position by purchasing shares in the open market.  A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

•
Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities.  As a result, the price of the securities may be higher than the price that might otherwise exist in the open market.  The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Equity Line of Credit.

On May 19, 2010, we entered into what is sometimes termed as an equity line of credit arrangement with Commerce Court Small Cap Value Fund, Ltd., or Commerce Court.  Specifically we entered into a Common Stock Purchase Agreement, or the Purchase Agreement, with which provides that, upon the terms and subject to the conditions set forth therein, Commerce Court is committed to purchase up to $20,000,000 worth of shares of our common stock over the approximately 24-month term of the Purchase Agreement; provided, however, that in no event may we issue under the Purchase Agreement more than 10,536,208 shares of common stock, which is approximately 19.9% of our outstanding shares of common stock on the closing date of the Purchase Agreement, less 63,792 shares of common stock issued to Commerce Court on the closing date in payment of its commitment fee.

From time to time over the term of the Purchase Agreement, and at our sole discretion, we may present Commerce Court with draw down notices to purchase our common stock over ten consecutive trading days or such other period mutually agreed upon by us and Commerce Court, or the draw down period, with each draw down subject to limitations based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down (which limitations may be waived or modified by mutual agreement of the parties).  We are able to present Commerce Court with up to 24 draw down notices during the term of the Purchase Agreement, with only one such draw down notice allowed per draw down period and a minimum of five trading days required between each draw down period.

Once presented with a draw down notice, Commerce Court is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us for such draw down.  The per share purchase price for these shares will equal the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount of 5.0%, based on the trading price of our common stock.  If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Commerce Court will not be required to purchase the pro-rata portion of shares of common stock allocated to that day.  However, at its election, Commerce Court may buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

The Purchase Agreement also provides that, from time to time and at our sole discretion, we may grant Commerce Court the right to exercise one or more options to purchase additional shares of our common stock during each draw down period for an amount of shares specified by us based on the trading price of our common stock.  Upon Commerce Court’s exercise of an option, we would sell to Commerce Court the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Commerce Court notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount calculated in the same manner as it is calculated in the draw down notices.

In addition to our issuance of shares of common stock to Commerce Court pursuant to the Purchase Agreement, the registration statement to which this prospectus relates also covers the sale of those shares from time to time by Commerce Court to the public.  Commerce Court is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

Commerce Court has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement.  Such sales will be made on the NYSE Amex at prices and at terms then prevailing or at prices related to the then current market price.  Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act.  Commerce Court has informed us that each such broker-dealer will receive commissions from Commerce Court which will not exceed customary brokerage commissions.  Commerce Court may also pay other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.

In connection with this transaction, a filing was made with the Corporate Finance Department of the Financial Industry Regulatory Authority (“FINRA”), pursuant to FINRA Rule 5110, and we have received written confirmation from FINRA to the effect that FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby.

The shares of common stock issued under the Purchase Agreement may be sold in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Commerce Court has agreed that during the periods listed above neither it nor any of its affiliates will enter into a short position with respect to shares of our common stock except that Commerce Court may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Commerce Court covers any such sales with the shares purchased pursuant to such draw down notice.  Commerce Court has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior sentence.

In addition, Commerce Court and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act or 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of shares of common stock by Commerce Court or any unaffiliated broker-dealer.  Under these rules and regulations, Commerce Court and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;

•
must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of our registration statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock purchased and sold by Commerce Court and any unaffiliated broker-dealer.

We have agreed to indemnify and hold harmless Commerce Court and each person who controls Commerce Court against certain liabilities, including certain liabilities under the Securities Act.  We have agreed to pay up to $35,000 of Commerce Court’s reasonable attorneys’ fees and expenses incurred by Commerce Court in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation.  In addition, during any full calendar quarter that falls within the term of the Purchase Agreement when no shares of our common stock have been purchased or sold because we did not deliver a draw down notice, we are required to pay all reasonable attorneys’ fees and expenses, up to $5,000, representing the due diligence expenses incurred by Commerce Court during such calendar quarter.  Further, if we issue a draw down notice and fail to deliver the shares to Commerce Court on the applicable settlement date, and such failure continues for ten trading days, we have agreed to pay Commerce Court liquidated damages in cash or restricted shares of our common stock, at Commerce Court’s option.

Commerce Court has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities under the Securities Act that may be based upon written information furnished by Commerce Court to us for inclusion in this prospectus or any other prospectus or prospectus supplement related to this transaction.

Upon each sale of our common stock to Commerce Court under the Purchase Agreement, we have agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC, or FWG, a placement fee equal to 2% of the aggregate dollar amount of common stock purchased by Commerce Court.  We also have agreed to pay up to $10,000 of FWG’s attorneys’ fees and expenses incurred by FWG in connection with the preparation with filings required to be made on behalf of FWG in connection with the Purchase Agreement and the related transaction pursuant to FINRA Rule 5110.  We have agreed to indemnify and hold harmless FWG and each person who controls FWG against certain liabilities, including certain liabilities under the Securities Act.

In consideration of Commerce Court’s execution and delivery of the Purchase Agreement, we agreed to issue to Commerce Court upon the execution of the Purchase Agreement 63,792 shares of our common stock.  The registration statement to which this prospectus relates covers the issuance of those shares to Commerce Court, as well as the sale of those shares from time to time by Commerce Court to the public.

  VALIDITY OF SECURITIES

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Lowenstein Sandler PC, Roseland, New Jersey.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Holtz Rubenstein Reminick LLP, an independent registered public accounting firm, as stated in their report dated March 31, 2010 with respect to their audit of the balance sheets of NeoStem, Inc. and its subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2009, which report appears in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by us with the SEC are incorporated in this registration statement by reference.

(a)	Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 31, 2010.

(b)	Definitive Proxy Statement for our 2010 Annual Meeting of Stockholders, filed on April 28, 2010.

(c)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 17, 2010.

(d)
Current Reports on Form 8-K and amendments thereto filed on November 4, 2009 (as amended on January 5, 2010), January 7, 2010, February 12, 2010, February 19, 2010, March 16, 2010 (as amended on April 6, 2010), March 17, 2010, March 18, 2010, April 1, 2010 and May 19, 2010 (excluding any information deemed furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

(e)
Description of our units, common stock and Class A warrants contained in the Registration Statement on Form 8-A, declared effective on August 8, 2007 (including any amendment or report filed with the SEC for the purpose of updating such description).

All reports and other documents that we file pursuant to Section 13(a) and 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this prospectus and to be a apart hereof from the date of filing of such reports and documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in such filings, at no cost, upon written or oral request made to:

NeoStem, Inc.
420 Lexington Avenue, Suite 450
New York, NY 10170
Catherine M. Vaczy, Esq., Vice President and General Counsel
(212) 584-4180

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933.  This prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the SEC in Washington, D.C.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the SEC.  The reports, proxy statements and other information filed by us with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 Fifth Street, N.E., Washington, D.C. 20549.  Copies of filings can be obtained from the Public Reference Room maintained by the SEC by calling the SEC at 1-800-SEC-0330.  In addition, the Commission maintains a website that contains reports, proxy and informational statements and other information filed electronically with the SEC at http://www.sec.gov.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting Catherine M. Vaczy, Esq., Vice President and General Counsel, NeoStem, Inc., 420 Lexington Avenue, Suite 450, New York, NY 10170, telephone (212) 584-4180.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.  You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized.  Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.